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                                                                  EXHIBIT 10.129


                              AMENDED AND RESTATED
                            CREDIT FACILITY AGREEMENT

         THIS AMENDED AND RESTATED CREDIT FACILITY AGREEMENT ("Agreement") entered into as of April 16, 1998, by FINOVA CAPITAL CORPORATION, a Delaware corporation, and BLUEGREEN CORPORATION, a Massachusetts corporation.

                                    RECITALS

         A. Lender and Borrower have previously entered into a Credit Facility Agreement dated as of December 14, 1994, as amended by instrument dated as of October 17, 1996 (as so amended, "Existing Loan Agreement").

         B. Lender and Borrower wish to amend the Existing Loan Agreement and to restate the Existing Loan Agreement in its entirety, all as more fully set forth herein.

                                    AGREEMENT

I.       DEFINITIONS.

         As used in this Agreement and the other Documents (as defined below) unless otherwise expressly indicated in this Agreement or the other Documents, the following terms shall have the following meanings (such meanings to be applicable equally both to the singular and plural terms defined).

1.1 "Acquisition Advance": an Advance made solely for the purpose of paying, or reimbursing Borrower for, the Acquisition Cost of Real Property which is the subject of the Loan under which the Advance is made.

1.2 "Acquisition Cost": with respect to any Real Property, its actual purchase price, together with all reasonable and ordinary closing costs, attorneys' fees and other due diligence expenses incurred in connection with the acquisition of the Real Property.

1.3 "Acquisition Loan": a Loan which is disbursed in a single Advance and is made solely for the purpose of paying, or reimbursing Borrower for, the Acquisition Cost of the Real Property which is the subject of the Acquisition Loan.

1.4 "Advance": an advance of the proceeds of a Loan by Lender to a Borrower in accordance with the terms and conditions of this Agreement.

1.5 "Advance Formula for Acquisition Advance": with respect to any Real Property, an amount equal to eighty percent (80%) of the lesser of (a) its Acquisition Cost or (b) its Appraised Value; PROVIDED that if an appraisal is not required pursuant to paragraph 4.2(b), then the Advance Formula shall be an amount equal to eighty percent (80%) of the Acquisition Cost.




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1.6      "Affidavit of Borrower": a sworn Affidavit of Borrower (and such other parties as Lender may require) in the form of EXHIBIT G-3, to accompany a Work-Related Advance Request.

1.7 "Affiliate": with respect to any individual or entity, any other individual or entity that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such individual or entity.

1.8 "Agreement": this Amended and Restated Credit Facility Agreement, as it may be from time to time renewed, amended, restated or replaced.

1.9 "Applicable Usury Law": the usury law chosen by the parties pursuant to the terms of paragraph 8.10 or such other usury law which is applicable if such usury law is not.

1.10 "Appraised Value": with respect to any Real Property, its fair market value as reported in the appraisal required pursuant to paragraph 4.2(b) and approved by Lender.

1.11 "Architect/Engineer": with respect to any Improvements, an architect, design professional or engineer employed by a Borrower to perform architectural, design or engineering services in connection with such Improvements.

1.12 "Architect/Engineer Agreement": with respect to the Improvements being financed in whole or in part under a Development Loan, a contract (written or oral, now or hereafter in effect) between the Borrower under the Development Loan and an Architect/Engineer for the performance of architectural, design or engineering services in connection with such Improvements, as approved by Lender in writing and modified from time to time in accordance with the terms of the Documents.

1.13 "Articles of Organization": the charter, articles, operating agreement, partnership agreement, by-laws and any other written documents evidencing the formation, organization and continuing existence of an entity.

1.14 "Assignment(s)": with respect to a Loan, a written assignment or assignments, which may be separate from and/or included within the Mortgage encumbering such Real Property, executed by the Borrower under the Loan and creating in favor of Lender, to facilitate Performance of the Obligations of such Borrower, a perfected, direct, first and exclusive assignment (subject only to the Permitted Encumbrances) of all leases, sales contracts, rents and sales and other proceeds pertaining to or arising from such Real Property or any business of such Borrower conducted thereon or with respect thereto; Contracts, Licenses, Permits and Other Intangibles related to such Real Property (including, without limitation, Architect/Engineer Agreements and Construction Contracts if the Loan is a Development Loan); and all of the Developer's Rights with respect to such Real Property; as such assignments may be from time to time renewed, amended, restated or replaced.

1.15     "Bluegreen Entity": Parent or a Subsidiary.


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1.16     "Borrower": with respect to a Loan, the Bluegreen Entity which has requested the Loan and to whom the Loan is to be or has been made; and with respect to any Real Property, the Bluegreen Entity which owns the fee simple interest in the Real Property and is the seller of Parcels of the Real Property.

1.17 "Borrowing Term": subject to the provisions of paragraph 2.2, the period during which a Bluegreen Entity may obtain a Loan, commencing on the date of this Agreement and ending on March 31, 2001.

1.18 "Business Day": any day other than a Saturday, a Sunday or a day on which banks in Phoenix, Arizona are required to be closed.

1.19 "Collateral": all Real Property, Personal Property, Insurance Policies and other property now or hereafter serving as security for the Performance of any portion of the Obligations, and all products and proceeds thereof.

1.20 "Completion": with respect to the Work being done in connection with a Development Loan, the occurrence, after Substantial Completion of such Work, of the following:

         (a) final completion of such Work (including "punch-list" items), in accordance with the related Plans and Specifications, the related Construction Contract(s), all applicable laws, the Documents, sound construction, engineering and architectural principles and commonly accepted safety-standards, free of liens and free of defective materials and workmanship; and

         (b) receipt by Lender of the following in form and substance satisfactory to it: (i) a certificate of completion from the Borrower under the Development Loan, Architect(s)/Engineer(s) designated by Lender, and, if Lender elects, from Lender's Inspector to the effect that such Work has been so completed and final payment is due under all related Construction Contracts between Borrower and Contractors; (ii) final lien waivers for such Work; and (iii) the title policy endorsements required in connection with such event pursuant to the terms of the Documents after final completion of such Work; and

         (c) expiration of the statutory period in which mechanics' liens and similar liens can be filed on account of such Work.

1.21 "Construction Budget": with respect to the Work being done in connection with a Development Loan, a detailed budget cost itemization prepared by Borrower and approved in writing by Lender, which specifies by item the cost and source of payment of: (a) all labor, materials and services necessary for Completion of such Work in accordance with the related Plans and Specifications, the related Construction Contract(s), the Documents, all Legal Requirements, sound construction, engineering and architectural principles, and commonly accepted safety standards;
         (b) interest on the Development Loan; and (c) all other expenses incidental to Completion of such Work. Each Construction Budget shall include within the





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         costs of the Work to be paid from the Development Loan a contingency reserve determined to be adequate by Lender. Without limiting Lender's discretion in approving the Construction Budget, Lender shall be satisfied that any "construction overhead" contained therein does not constitute a developer fee of any kind.

1.22 "Construction Contract": with respect to the Work being done in connection with a Development Loan, a contract (written or oral, now or hereafter in effect) between Borrower and a Contractor, between a Contractor and any other person or entity relating in any way to the construction of such Work, including the performing of labor and the furnishing of equipment, materials or services (other than architectural, design or engineering services), as approved by Lender in writing and modified from time to time.

1.23 "Contractor": with respect to the Work being done in connection with a Development Loan, a contractor employed by a Borrower to provide labor and/or to furnish equipment, materials or services (other than architectural, design or engineering services) for any portion of such Work.

1.24 "Contracts, Licenses, Permits and Other Intangibles": with respect to any Real Property, the property so described in EXHIBIT A.

1.25 "Credit Facility": the credit facility made available pursuant to this Agreement.

1.26 "Credit Facility Modification Fee Installment Payment": the meaning given to it in paragraph 6.15.

1.27     "Default Rate":  the meaning given to it in the Notes.

1.28 "Developer's Rights": with respect to any Real Property, all special rights and privileges of a Borrower under any declaration of covenants, conditions and restrictions and/or other documents governing the Real Property which are not enjoyed by all other owners of portions of the Real Property.

1.29 "Development Loan": a Loan made for the purpose of paying or reimbursing a Borrower for the costs of constructing Improvements on the Real Property which is the subject of the Development Loan and otherwise performing Work with respect to such Improvements; PROVIDED, HOWEVER, that a Development Loan may also include an Acquisition Advance.

1.30     "Development Loan Advance": an Advance of a Development Loan.

1.31 "Development Loan Borrowing Term": with respect to a Development Loan, the period during which the Borrower under the Development Loan may obtain Development Loan Advances under such Development Loan, which period shall commence when all conditions precedent to the initial Development Loan Advance under such Development Loan have been satisfied and terminating on the Required Completion Date for the Improvements being financed in whole or in part under such Development Loan.



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1.32     "Documents": this Agreement and any and all Requests for Advance,
         Notes, Mortgages, Security Agreements, Assignments, Environmental Certificates, and other documents now or hereafter executed in connection with the Credit Facility, as they be from time to time renewed, amended, restated or replaced.

1.33 "Environmental Certificate": with respect to a Loan, a certificate executed by the Borrower under the Loan in form and substance satisfactory to Lender, and containing representations, warranties and covenants regarding the environmental condition of the Real Property which is the subject of the Loan.

1.34     "Event of Default": the meaning set forth in paragraph 7.1.

1.35 "Force Majeure Event": an "act of God," a fire, a strike, a governmental order and/or injunction which is issued by a court of competent jurisdiction for reasons other than for a Borrower's acts or omissions which would constitute a default under this Agreement, or a similar event beyond a Borrower's reasonable control.

1.36 "Guaranty": a primary, joint and several guaranty made by Parent guarantying the repayment of a Loan made to a Subsidiary, together with interest thereon as provided in the Note evidencing such Loan, and the payment and performance of all other Obligations pertaining to the Real Property against which the Loan has been made.

1.37 "Improvements": with respect to a Development Loan, the infrastructure improvements to be constructed upon, added to or made (on-site or off-site) to or for the benefit of the Real Property which is the subject of the Development Loan, all as more fully set forth in the related Plans and Specifications and the related Construction Budget.

1.38 "Incipient Default": an event which after notice and/or lapse of time would constitute an Event of Default.

1.39 "Insurance Policies": the insurance policies that a Borrower is required to maintain and deliver pursuant to paragraph 6.5.

1.40 "Interest Reserve Advance": a Development Loan Advance made to pay accrued and unpaid interest on any portion of the Development Loan.

1.41 "Interest Reserve Fund": that portion of a Development Loan which is allocated within the related Construction Budget for the monthly payment of interest on the Development Loan.

1.42 "Legal Requirements": (a) all present and future judicial decisions, statutes, regulations, permits or certificates of any governmental authority in any way applicable to a Borrower or any Collateral; (b) all covenants, conditions and restrictions contained in any document by which any Collateral is bound; (c) all business association agreements forming, or granting and/or limiting the powers of, a Borrower; and (d) all contracts or agreements (written or oral) by which a Borrower is bound or, if compliance therewith would otherwise be in



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         conflict with any of the Documents, by which a Borrower becomes bound with Lender's prior written consent.

1.43     "Lender":  FINOVA Capital Corporation and its successors and assigns.

1.44     "Lender's Inspector":  the meaning given to it in paragraph 9.1.

1.45     "Loan": an Acquisition Loan or a Development Loan.

1.46 "Maturity Date": with respect to a Loan, the date determined by Lender prior to the initial Advance of the Loan and so identified in the Note evidencing the Loan, but in no event later than the date forty-eight
         (48) months after the initial Advance of the Loan.

1.47 "Maximum Credit Facility Amount": at anytime, the positive difference between Thirty-Five Million Dollars ($35,000,000) and the unpaid principal balance of the PRFC Loan.

1.48 "Maximum Loan Amount": (a) with respect to an Acquisition Loan, an amount equal to the lesser of (i) the amount requested by the Borrower under the Acquisition Loan or (ii) the Advance Formula of the Real Property which is the subject of the Acquisition Loan; and (b) with respect to a Development Loan, an amount determined by Lender prior to the initial Development Loan Advance, but in no event to exceed the least of (i) the amount requested by the Borrower under the Development Loan, (ii) (A) eighty percent (80%) of the cost of Completion of the Work, as shown on the original related Construction Budget, which is being financed in whole or in part under the Development Loan plus (B) if there is an Acquisition Advance, an amount determined in accordance with the Advance Formula for Acquisition Advance with respect to the Real Property which is the subject of the Development Loan, or (iii) eighty percent (80%) of its Appraised Value, determined as if Completion of the Work being financed in whole or in part under the Development Loan had occurred.

1.49 "Mortgage": with respect to a Loan, a mortgage or deed of trust, as required by Lender, executed by the Borrower under the Loan and under the terms of which the Borrower has conveyed or granted in favor of Lender, as security for Performance of the Obligations of such Borrower, a perfected, direct, first and exclusive priority lien (subject only to the Permitted Encumbrances) upon the Real Property which is the subject of the Loan, as it may be from time to time renewed, amended, restated or replaced.

1.50 "Note": a promissory note issued by a Borrower in the form of EXHIBIT B to evidence the Advance(s) of a Loan which has been obtained by or committed to such Borrower, as it may be from time to time renewed, amended, restated or replaced.

1.51 "Obligations": all obligations, agreements, duties, covenants and conditions that Parent and/or the Borrowers are now or hereafter required to Perform under the Documents.

1.52     "Parcels": the meaning given to it in paragraph 3.2(a).



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1.53     "Parent":  Bluegreen Corporation, a Massachusetts corporation.

1.54     "Partial Release":  the meaning given to it in paragraph 3.2(a).

1.55     "Partial Release Payment":  the meaning give to it in paragraph 3.3.

1.56     "Performance" or "Perform":  full, timely and faithful performance.

1.57 "Permitted Encumbrances": with respect to any Property, rights, restrictions, reservations, easements and liens of record which do not materially adversely lessen the value or affect the use of such Property for purposes approved by Lender and Lender has agreed in writing to accept, but excluding monetary liens other than liens for taxes and assessments not yet due and payable, and inchoate artisans' liens and mechanics' liens for amounts not yet due and payable.

1.58 "Personal Property": with respect to any Real Property, the property described in EXHIBIT A.

1.59 "Plans and Specifications": with respect to the Improvements being financed in whole or in part under a Development Loan, the architectural, structural, mechanical, electrical and other plans and specifications for the construction of such Improvements and the completion of the rest of the Work related thereto prepared by Architect(s)/Engineer(s), as approved by Lender as modified from time to time with Lender's prior written consent.

1.60 "Principal Work-Related Items": with respect to the Improvements being financed in whole or in part under a Development Loan and related Work, the Plans and Specifications and all agreements between the Borrower under the Development Loan and third parties pertaining thereto, including, without limitation, Construction Contract(s) and Architect/Engineer Agreement(s), as approved by Lender in writing and modified from time to time in accordance with the terms of the Documents.

1.61 "Property": with respect to a Loan, the Real Property which is the subject of the Loan and the related Personal Property.

1.62     "PRFC Loan": the meaning given to it in paragraph 10.1(a).

1.63 "Real Property": real property which meets the criteria set forth in EXHIBIT C.

1.64 "Request for Advance": with respect to an Acquisition Advance, the request for the Advance executed by the Borrower under the Loan pursuant to which the Acquisition Advance is being made and in form and substance identical to EXHIBIT D-1 OR D-2, as applicable; and with respect to a Work-Related Advance, a Work-Related Advance Request.

1.65 "Required Completion Assurance Deposit": with respect to the Uncovered Cost of any Work, a cash deposit (to be made by the Borrower under the related Development Loan and held by Lender) in an amount equal to such Uncovered Cost.



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1.66     "Required Completion Date": with respect to the Improvements being financed in whole or in part under a Development Loan, the date determined by Lender prior to the initial Advance of the Development Loan and so identified in the Request for Advance executed in connection with the initial Advance, plus such additional time which is necessary to achieve Completion of the related Work and is due solely to the occurrence of one or more Force Majeure Events.

1.67 "Resolution": a resolution of a corporation certified as true and correct by an authorized officer of such corporation, a certificate signed by the manager of a limited liability company and/or such members whose approval is required, or a partnership certificate signed by all of the general partners of such partnership and such other partners whose approval is required.

1.68 "Security Agreement": with respect to a Loan, a written security agreement which may be separate from and/or included within a Mortgage or this Agreement, executed by the Borrower under the Loan and creating in favor of Lender, as security for the Performance of the Obligations, a perfected, direct, first and exclusive security interest (subject only to the Permitted Encumbrances) in the Personal Property related to the Real Property which is the subject of the Loan, as it may be from time to time renewed, amended, restated or replaced.

1.69 "Security Documents": any and all Mortgages, Security Agreements, Assignments and other documents from time to time delivered to Lender to create or perfect a Security Interest in the Collateral, as they may be from time to time renewed, amended, restated or replaced.

1.70 "Security Interest": a perfected, direct and exclusive first priority lien on, security interest in, assignment of or other charge upon the Collateral, as the case may be, subject only to the Permitted Encumbrances.

1.71     "Subsidiary": a wholly-owned subsidiary of Parent.

1.72 "Substantial Completion": with respect to the Work being done in connection with a Development Loan, the occurrence of:

         (a) substantial completion (as defined in AIA Document A201, most current version) of such Work, in accordance with the related Plans and Specifications, the related Construction Contract(s), all Legal Requirements, the Documents, sound construction, engineering and architectural principles and commonly accepted safety- standards, free of liens and free of defective materials and workmanship;

         (b) receipt by Lender of the following in form and substance satisfactory to it: (i) a certificate of substantial completion from the Borrower under such Loan and the related Architect(s)/ Engineer(s) and, if Lender elects, from Lender's Inspector to the effect that such Work has been so completed, and final payment is due under all related Construction Contracts between such Borrower and Contractors (subject only to retention for "punch-list" items); (ii) a certificate of completion or acceptance (or its equivalent) from the appropriate governmental authority having jurisdiction over


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                  such Work which has the effect of allowing the use of the
                  Improvements constructed as part of such Work for the intended purposes, to the extent such a certificate is customarily issued or available; (iii) if Legal Requirements provide that the recording of a notice of completion will cause the expiration upon a date certain of the statutory period within which mechanics' and similar liens can be filed, verification of the recording of such notice in the manner prescribed by such laws; (iv) final lien waivers, other than lien waivers for Work remaining to be performed prior to Completion and for which Lender is still holding Basic Retainage [as defined in paragraph 2.1(a)] or Additional Retainage [as defined in paragraph 2.1(a)] sufficient to cover such Work; (v) the as-built survey required in connection with such event pursuant to the terms of the Documents; (vi) the title policy endorsements required in connection with such event pursuant to the terms of the Documents; and (vii) if the related Improvements were intended to be dedicated to a governmental authority, evidence that such dedication has occurred and that the governmental authority has accepted such Improvements, subject only to customary warranty obligations on the part of the Borrower under the Development Loan.

1.73 "Tangible Personal Property": the Personal Property described in paragraph 3 of EXHIBIT A.

1.74 "Term": the duration of this Agreement, commencing on the date as of which this Agreement is entered into and ending when all of the Obligations shall have been Performed.

1.75 "Third Party Consents": with respect to a Loan, those consents which Lender requires the Borrower under such Loan to obtain, or which such Borrower or (if not the Borrower) Parent is contractually or legally obligated to obtain, from others in connection with the making of the Loan or the Performance of such entity's Obligations.

1.76 "Threshold Amount": with respect to Parent, Two Hundred Fifty Thousand Dollars ($250,000); and with respect to any Subsidiary, Fifty Thousand Dollars ($50,000).

1.77 "Title Insurer": with respect to a Title Policy, the title insurance company which has issued it.

1.78 "Title Policy": with respect to a Loan, a policy of title insurance in an amount not less than the Loan insuring Lender's interest in the Mortgage executed in connection with the Loan as a perfected, direct, first and exclusive lien on the Real Property which is the subject of the Loan, subject only to the Permitted Encumbrances for such Real Property, and issued by a title insurance company acceptable to Lender.

1.79 "Uncovered Cost of the Work" or "Uncovered Cost": with respect to the Work being financed in whole or in part under a Development Loan and covered by a line-item within the related Construction Budget, the amount equal to the excess (if any) of (a) the remaining unpaid cost of Completion of the Work covered by such line-item over (b) the undisbursed portion of the Development Loan committed for such Work and the remaining balance of any Required Completion Assurance Deposits held by Lender for such Work.



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1.80     "Work": with respect to a Development Loan, the construction of the related Improvements as shown on or described in the related Plans and Specifications or the related Construction Contract(s).

1.81 "Work Progress Schedule": with respect to a Development Loan, the schedule for the Completion of the related Work and parts thereof, as approved by Lender in writing.

1.82 "Work-Related Advance": a Development Loan Advance made for the purpose of paying or reimbursing the Borrower under the Loan for costs of any portion of the related Work, excluding interest on the Development Loan.

1.83 "Work-Related Advance Request": with respect to a Development Loan, the written application of the Borrower under the Development Loan made on Lender's standard forms by such Borrower and such other parties as Lender may require specifying by name and amount all parties to whom such Borrower is obligated for labor, materials, equipment or services supplied for the performance of related Work and all other expenses incidental to the Development Loan, the Real Property which is the subject of the Development Loan and the Completion of the related Work, and requesting a Development Loan Advance for payment of such items, accompanied by an Affidavit of Borrower, certificates of the Architect/Engineer and the related Contractor and such schedules, affidavits, certificates, releases, waivers, statements, invoices, bills and other documents as Lender may reasonably request.

II.      CREDIT FACILITY COMMITMENT; USE OF PROCEEDS.

2.1 CREDIT FACILITY COMMITMENT. Lender hereby agrees, if all of the Obligations then due to be Performed have been Performed, to make Loans and Advances of such Loans to Bluegreen Entities. Each Acquisition Advance shall be in an amount equal to the lesser of (a) the amount requested by the Borrower or (b) the Advance Formula of the Real Property which is the subject of the Advance. Subject to the provisions of paragraph 4.7, the amount of each Interest Reserve Advance under a Development Loan shall be in the amount of interest then accrued and unpaid on the portion of the Development Loan for which payment of interest is allocated within the related Construction Budget. The amount of each Work-Related Advance under a Development Loan shall be equal to the costs of the Work for related Improvements covered by the applicable Work-Related Advance Request and allocated within the related Construction Budget for payment out of the Development Loan less an amount equal to the sum of (a) an amount ("Basic Retainage") equal to ten percent (10%) of the "hard" costs of such Work and (b) any additional retainage in excess of the amount of the Basic Retainage ("Additional Retainage") required under the applicable Construction Contract(s); PROVIDED, HOWEVER, that Work-Related Advances shall not be made for stored or ordered materials not yet incorporated into the Improvements. The Basic Retainage shall apply only to "hard" costs of the Work. The Additional Retainage shall be disbursed as part of the next Development Loan Advance occurring after Lender has reasonably determined that a Contractor is entitled to it under the applicable Construction Contract. The Basic Retainage Work-Related Advances under a Development Loan shall be disbursed at the time of Substantial Completion of the related Work to the extent Contractor(s) who have





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         performed such Work are then entitled to it under the applicable
         Construction Contract(s), subject to Lender's right to keep such portion of the Basic Retainage as it may determine to be necessary to ensure Completion of the related Work, with such retained portion to be disbursed promptly after Completion of the related Work. Lender shall have no obligation to make a Development Loan Advance if, after giving effect to such Development Loan Advance, the sum of (a) the unpaid principal balance of the Development Loan under which the Development Loan Advance is made, (b) the committed and undisbursed portion of such Development Loan, and (c) the Uncovered Cost of the Work being financed under such Development Loan exceeds the Maximum Loan Amount for such Development Loan. Lender shall have no obligation to make an Advance of a Loan if, after giving effect to such Advance, the sum of (a) the unpaid principal balance of the Loans, (b) the committed and undisbursed portion of the Loans, and (c) the Uncovered Cost of the Work being financed in whole or in part under all Development Loans exceeds the Maximum Credit Facility Amount.

2.2 REVOLVING CREDIT FACILITY. Subject to the terms of the following sentence, the Credit Facility is a revolving line of credit (i.e., Advances may be obtained against Real Property; and as those Advances are repaid, other Advances may be obtained). Only one Advance may be obtained under the Credit Facility for the purpose of paying or reimbursing any Borrower for the Acquisition Costs of the same Real Property; only one Development Loan may be obtained under the Credit Facility for the purposes of paying or reimbursing any Borrower for "hard" and "soft" costs of the Work performed on the same Real Property; and the total Advances under a Loan may not exceed the Maximum Loan Amount for such Loan. Each Loan shall be viewed as a separate loan. Bluegreen Entities shall not be entitled to obtain Loans after the expiration of the Borrowing Term unless Lender agrees in writing with Parent to make Loans thereafter on terms and conditions satisfactory to Lender. Subject to the provisions of paragraph 4.7, a Borrower under a Development Loan may not obtain a Development Loan Advance under the Development Loan after the Development Loan Borrowing Term for such Development Loan has expired unless Lender agrees in writing with such Borrower to do so.

2.3 USE OF ADVANCES. Parent will use the proceeds of each Advance made to it as a Borrower, and will cause each Subsidiary which is a Borrower, to use the proceeds of each Advance made to such Subsidiary, only for the following purposes: if an Acquisition Advance, to pay (or reimburse the Borrower for) the Acquisition Cost of the related Real Property which is the subject of the Loan under which the Advance is made; and if a Development Advance, to pay (or reimburse the Borrower for) "hard" and "soft" costs of the related Work; PROVIDED, HOWEVER, that proceeds disbursed to the Borrower in reimbursement of costs paid to it may be used by the Borrower for any lawful purpose. If the amount needed by the Borrower under a Development Loan for any line-item expense set forth in the related Construction Budget is less than the Budgeted Amount to be paid from such Development Loan for the line-item expense, such excess may be reallocated to other line items in such Construction Budget, as approved by Lender in writing. Notwithstanding anything herein to the contrary, Lender shall have no obligation to approve any Interest Reserve Fund and may approve or disapprove an Interest Reserve Fund in its discretion.

2.4 OUTSTANDING LOANS. Lender and Borrower acknowledge that there is no principal or interest currently outstanding under any Loan.

III.     SECURITY.

3.1 MAINTENANCE OF SECURITY; CROSS COLLATERALIZATION. Parent will and will cause each Subsidiary which is a Borrower: to deliver to Lender at the times required pursuant to Article IV, the Guaranties, the subordination agreements required pursuant to paragraph 6.8(b), the Security Documents and all other security required to be given to Lender by such entity pursuant to the terms of this Agreement; and, subject to the provisions of the last sentence of this paragraph, to maintain such Documents in full force and effect until all of their respective Obligations have been Performed (except as otherwise expressly provided in such Document or this Agreement). The Security Documents executed by a Borrower in connection with an Advance shall, at Lender's option, secure the repayment of all other Advances made to such Borrower and the payment and performance of all other Obligations of such Borrower under Documents executed by it; and in the case of Parent shall secure the other Obligations described in paragraph 9.1. However, if no Event of Default or Incipient Default then exists under any Document executed by such Borrower, the Security Documents executed by a Borrower in connection with an Advance shall be released when the Obligations (other than those arising from a cross-collateralization provision) under the Documents executed in connection with such Loan have been paid and performed in full and no default exists under any other obligation owing to Lender which is secured under such Security Documents.

3.2      (a)      SALE OF PARCELS; PARTIAL RELEASE OF PARCELS. A Borrower may
                  enter into a contract for the sale of portions ("Parcels") of its Real Property encumbered by a Mortgage so long as the contract is entered into in good faith in the ordinary course of such Borrower's business when no Event of Default exists, the transaction complies with applicable laws and, until closing of the contract, the contract is subject to the terms and conditions of the Security Documents. A Borrower shall be entitled to close a contract entered into satisfying the conditions of the preceding sentence and to have the Parcel being sold and other Collateral exclusively-related to such Parcel released from the effect of the Security Documents encumbering such Property if (but only if):

                  (i) no Event of Default or Incipient Default shall exist at the time of such partial release ("Partial Release");

                  (ii) the Parcel requested to be released ("Release Parcel") is a legally subdivided parcel and Lender has received adequate evidence thereof;

                  (iii) such Borrower shall have delivered to Lender a written request for a partial release of the Release Parcel from the Mortgage, which request shall specify a date for the consummation of the proposed Partial Release ("Partial Release Date");

                  (iv) such Borrower shall have delivered to Lender for execution by Lender a partial release/deed of release and reconveyance of the Mortgage which is in recordable form, contains an appropriate legal description of the proposed Release Parcel and is otherwise in form and substance satisfactory to Lender;

                  (v) unless (i) waived in writing by Lender or (ii) the Release Parcel is a platted single-family residential lot and a copy of the plat for the subdivision in which such Release Parcel is located has been delivered to and approved by Lender (such approval not to be unreasonably withheld), Borrower shall have delivered to Lender a 1992 ALTA/ACSM survey certified to Lender and prepared by a land surveyor reasonably satisfactory to Lender showing the Release Parcel and the Real Property remaining subject to the lien of the Mortgage immediately after giving effect to the Partial Release;

                  (vi) the Partial Release shall not impair or adversely affect Lender's security in the Real Property remaining subject to the lien of the Mortgage immediately after giving effect to the Partial Release or any provision of the Mortgage as it pertains to the remaining Real Property; and without limiting the generality of the foregoing, unless the Release Parcel is a platted single-family residential lot and a copy of the plat for which such Release Parcel is located has been delivered to and approved by Lender (such approval not to be unreasonably withheld), Lender shall be entitled at the time of the Partial Release to have the Release Parcel made subject to such easements and restrictive covenants as Lender may reasonably determine to be necessary for the benefit of the remaining Real Property;

                  (vii) unless it has previously delivered the items to Lender, such Borrower shall have delivered to Lender and Lender shall have approved in writing a written plan with respect to the development of the Real Property, the size and anticipated sales prices of parcels to be released, and the pattern in which Partial Releases of Parcels is to occur; and

                  (viii) Borrower has paid, or simultaneously with the Partial Release will pay, the Partial Release Payment and all recording and escrow fees and other reasonable out-of-pocket expenses of Lender incurred in connection with the Partial Release of the Release Parcel and any other exclusively-related Property.

                  If the preceding sentence does not specify another date by which items must be delivered to Lender, such items shall be delivered to Lender at least five (5) Business Days prior to the Partial Release Date. Notwithstanding anything herein to the contrary, Lender shall not be obligated to partially release Parcels more than once per week.

         (b) PARTIAL RELEASE OF RELATED PROPERTY. Notwithstanding anything in the Documents to the contrary, if a partial release of a Release Parcel is executed by Lender and recorded in the real estate records where the Mortgage encumbering it is recorded and Lender receives the applicable Partial Release Payment, there shall IPSO FACTO be released from the lien, assignment and security interest of the Security Documents: (a) so long as no Event of Default then exists, any contract for the sale by Borrower of such Release Parcel, all instruments, chattel paper and general intangibles evidencing or representing purchase money indebtedness owing to Borrower in connection with the sale of such Release Parcel, and any and all proceeds paid or payable thereunder; (b) any tangible Personal Property appurtenant to such Release Parcel; and (c) any other property expressly described in the recorded partial release. However, if requested by a Borrower, Lender shall from time to time execute amendments to UCC financing statements and other documents which have been prepared and delivered by Borrower to Lender, are reasonably necessary to effectuate the release of such Property from the Security Documents, and are in form and substance satisfactory to Lender.

3.3 DETERMINATION OF PARTIAL RELEASE PAYMENTS. As used in this Agreement, the term "Partial Release Payment" means an amount to be paid in consideration of the Partial Release of a Release Parcel and exclusively-related Personal Property. Partial Release Payments for Parcels shall be determined by Lender at the time of the first Advance under a Loan made for the purpose of paying (or reimbursing Borrower for) the costs of acquiring or improving the Real Property of which the Parcel is a part. In making its determination, Lender may consider the projected sales volume of Parcels and the number of Parcels into which the Real Property has been subdivided; PROVIDED, HOWEVER, that the minimum Partial Release Payment for any such Parcel which is a single-family residential lot shall be equal to the greater of (assuming all single-family residential lots are of approximately comparable value):

         (a) the quotient determined by dividing (i) the Maximum Loan Amount for such Loan by (ii) the product of (A) 0.80 times (B) the number of single-family residential lots into which such Real Property has been subdivided; or

         (b) the quotient determined by dividing (i) the Maximum Loan Amount for such Loan by (ii) the product of (A) 0.80 times (B) the projected gross sales volume of single-family residential lots into which the Real Property has been subdivided.

3.4 OTHER DEVELOPMENTAL MATTERS AFFECTING SECURITY. If a Borrower desires Lender to give its consent to or take any other action concerning a matter affecting the zoning, platting, development or sale of or title to any of its Real Property encumbered by a Mortgage, it shall comply with the procedures set forth in EXHIBIT K. The provisions of the preceding sentence shall not apply to Borrower's desire to obtain Partial Releases or to obtain Advances, the procedures for which are set forth elsewhere in this Agreement.

IV.      CONDITIONS PRECEDENT TO THIS AGREEMENT AND TO ADVANCES.

4.1 CONDITIONS PRECEDENT TO LOAN AGREEMENT. Lender's obligation to enter into this Agreement shall be subject to and conditioned upon Parent having delivered to Lender the Articles of Organization of Parent, the terms of the Rule 144A financing which Parent recently closed, and following Documents, duly executed, delivered and in form and substance satisfactory to Lender:

         (a)      the Resolutions of Parent;

         (b) a favorable opinion from independent counsel for Parent in form and substance satisfactory to Lender;

         (c)      this Agreement;

         (d) the Third Party Consents required with respect to Parent's execution of the Documents and Performance of its Obligations;

         (e) the documents required pursuant to paragraph 9.1(c) in connection with the PRFC Loan [as defined in paragraph 9.1(a)]; and

         (f)      such other documents as Lender may reasonably require.

4.2 CONDITIONS PRECEDENT TO FIRST ADVANCE OF ANY LOAN. Lender's obligation to make the first Advance of a Loan to a Borrower shall be subject to and conditioned upon the terms and conditions set forth in the following subparagraphs and elsewhere in this Agreement being satisfied at the time of such Advance:

         (a) DOCUMENTS. Such Borrower shall have delivered to Lender the following Documents, duly executed, delivered, recorded/filed, if applicable, and otherwise in form and substance satisfactory to Lender:

                  (i)      a Note in the amount of the Loan;

                  (ii) a Mortgage encumbering the Real Property which is the subject of the Loan;

                  (iii) a Security Agreement covering the Personal Property relating to the Real Property which is the subject of the Loan;

                  (iv) the Assignments pertaining to the Real Property which is the subject of the Loan;

                  (v) UCC financing statements for filing and/or recording, as appropriate, where necessary to perfect the Security Interest in the Collateral covered by the Security Documents required to be delivered to Lender in connection with the Loan;

                  (vi) an Environmental Certificate pertaining to the Real Property which is the subject of the Loan;

                  (vii) if the Loan is a Development Loan, a Certificate and Agreement of Borrower Regarding Construction-Related Matters in form and substance identical to EXHIBIT I;

                  (viii) if the Borrower is a Subsidiary, a Certificate and Agreement of Subsidiary Borrower (Basic) in form and substance identical to EXHIBIT J;

                  (ix)     if the Borrower is a Subsidiary, a Guaranty;

                  (x) if the Borrower is a Subsidiary, the subordination agreement, if any, required pursuant to paragraph 6.8(b);

                  (xi) a Title Policy insuring the Mortgage required to be delivered to Lender in connection with the Loan (or an unconditional commitment for the delivery of the Title Policy promptly after delivery of the Loan);

                  (xii) a favorable opinion from independent counsel for the Borrower and, if the Borrower is a Subsidiary, from Parent with respect to the matters described in EXHIBIT E; and

                  (xiii)   a Request for Advance in the applicable form.

         (b) ORGANIZATIONAL PROJECT AND OTHER DUE DILIGENCE DOCUMENTS. Unless waived in writing by Lender in its discretion, such Borrower shall have delivered to Lender at least fifteen (15) Business Days prior to the date of the first Advance of the Loan in form and substance satisfactory to Lender:

                  (i) if the Borrower is a Subsidiary, the Articles of Organization of such Borrower;

                  (ii) if the Borrower is a Subsidiary, the Resolutions of such Borrower;

                  (iii) current certificates of good standing for such Borrower and Guarantor from their respective states of incorporation; and, in the case of Borrower, in the state where the Real Property which is the subject of the Loan is located;

                  (iv) a Level I environmental assessment of the Real Property which is the subject of the Loan and a "Haz Map Report" for such Real Property;

                  (v) evidence that taxes and assessments on the Real Property which is the subject of the Loan and related Personal Property have been paid;

                  (vi) evidence that Borrower has good and marketable title to an undivided fee simple interest in the Real Property, together with a title commitment or preliminary title report for the issuance of the required Title Policy, together with copies of all documents referred to therein;

                  (vii) a 1992 ALTA/ACSM survey of the Real Property which is the subject of the Loan certified to Lender and prepared by a licensed land surveyor acceptable to Lender, showing such Real Property, all easements necessary to the appropriate use of such Real Property and such other details as Lender may reasonably require;

                  (viii) a written plan for the proposed use, development and sale of the Real Property which is the subject of the Loan (including, without limitation, sales projections and a detailed list of remaining development/construction items, with a breakdown of costs and completion schedules and bonds for completion and maintenance of improvements) and demonstrating that the gross profit margin of such Real Property (as developed in accordance with such plan) will be at least fifty percent (50%), evidence that the Real Property has been platted or otherwise legally subdivided into not less than fifty (50) single-family residential lots in accordance with such plan, and all licenses and certificates (exclusive of licenses and certificates dependent upon completion of improvements to be constructed by the purchasers of Parcels) for the intended use of such Real Property, including environmental permits;

                  (ix) evidence that the Real Property which is the subject of the Loan is zoned for the intended uses and that all approvals under applicable Legal Requirements have been obtained;

                  (x) unless deferred by Lender in writing, evidence that such Borrower has complied with all applicable laws and obtained all permits and approvals needed by it to sell single-family residential lots into which the Real Property which is the subject of the Loan has been subdivided, including, without limitation, a copy of the registrations/consents to sell and the final subdivision public reports/public offering statements and/or prospectuses and approvals thereof required to be issued by or used in the state where the Real Property is located.

                  (xi) unless deferred by Lender in writing, a copy of the form of the purchase contract, deed, promissory note, real property security document, credit applications and disclosures which will be used by such Borrower in connection with the sale of Parcels into which the Real Property has been subdivided, together with the project governing documents, the project management agreement (if any) and project advertising materials;

                  (xii) unless deferred by Lender in writing, owners' association budgets, if applicable, and other owner association information required by Lender;

                  (xiii)   the Insurance Policies;

                  (xiv) evidence that the Real Property which is the subject of the Loan is not located within a flood prone area, except for such portion thereof which does not materially adversely affect the development, use or value of the Real Property (taken as a whole) which is the subject of the Advance;

                  (xv) evidence of the current and continued availability of adequate utilities to serve the Real Property which is the subject of the Loan for the intended use of such Real Property;

                  (xvi) evidence of access to the Real Property which is the subject of the Loan, which is adequate to serve such Real Property for its intended use;

                  (xvii) if the Loan includes an Acquisition Advance, a copy of the purchase contract pursuant to which such Borrower purchased or is to purchase the Real Property which is the subject of the Loan, closing settlement statements, paid invoices, canceled checks and other items reasonably satisfactory to Lender to verify the Acquisition Cost of such Real Property;

                  (xviii) evidence that such Borrower continues to have invested in the Real Property which is the subject of the Loan cash in an amount determined as follows: (A) not less than twenty percent (20%) of the Acquisition Cost of such Real Property, if the Loan is an Acquisition Loan; or (B) not less than twenty percent (20%) of the sum of the Acquisition Cost of such Real Property plus the cost, as shown in the Construction Budget, of Completion of the Work which is being financed in whole or in part under the Loan, if the Loan is a Development Loan;

                  (xix) a geological and soils test report or other evidence with respect to the suitability of the soils on the Real Property which is the subject of the Loan for the intended use;

                  (xx) if the Loan exceeds Two Million Dollars ($2,000,000) and otherwise if required by Lender in writing, an MAI appraisal of the Real Property which is the subject of the Loan reflecting a fair market value in an amount satisfactory to Lender;

                  (xxi) unless waived or deferred by Lender in writing, a hydrological study with respect to the Real Property which is the subject of the Loan;

                  (xxii) unless waived or deferred by Lender in writing, an archaeological study with respect to the Real Property which is the subject of the Loan;

                  (xxiii) market data with respect to the Real Property which is the subject of the Loan, including data or the price and absorption of lots in competing projects within such market;

                  (xxiv) if the Loan is a Development Loan, the items listed in EXHIBIT F; and

                  (xxv) such other items as Lender requests which are reasonably necessary to evaluate the request for the Advance and the satisfaction of the conditions precedent to the Advance.

         (c) LITIGATION AND JUDGMENT SEARCHES. Lender shall have received the following in form and substance satisfactory to Lender:

                  (i) the results of current UCC, lien, litigation, judgment and bankruptcy searches for such Borrower and Parent conducted in such jurisdictions as Lender deems appropriate; and

                  (ii) the results of a site inspection of the Real Property which is the subject of the Loan made by Lender's employees.

4.3 CONDITIONS PRECEDENT TO SUBSEQUENT ADVANCES OF DEVELOPMENT LOAN. For each Development Loan Advance other than an Interest Reserve Advance, Lender's obligation to make such Advance shall be subject to the terms and conditions set forth in EXHIBIT G, including delivery to Lender of the items called for therein at least ten (10) Business Days prior to the date of such Advance.

4.4 GENERAL CONDITIONS PRECEDENT TO ALL ADVANCES. Lender's obligation to fund any Advance is subject to and conditioned upon the additional terms and conditions set forth in the following subparagraphs remaining satisfied at the time of such Advance:

         (a) NO CHANGE IN COLLATERAL, BORROWER OR PARENT. No material, adverse change shall have occurred in the Collateral or in the business or financial condition of Parent or any Subsidiary which is a Borrower since the date of the latest financial and operating statements given to Lender by or on behalf of Parent or any Subsidiary which is a Borrower.

         (b) NO CHANGE IN REPRESENTATIONS AND WARRANTIES. There shall have been no material, adverse change in the warranties and representations made in the Documents by Parent or any Subsidiary which is a Borrower.

         (c) NO EVENT OF DEFAULT OR INCIPIENT DEFAULT. Neither an Event of Default nor Incipient Default shall have occurred and be continuing.

         (d) INTEREST RATE NOT USURIOUS. The interest rate applicable to the Advance (before giving effect to any savings clause) will not exceed the maximum rate permitted by the Applicable Usury Law.

         (e) PAYMENT OF FEES. Lender has received the Credit Facility Modification Fee Installment Payment and all other fees required to be paid at the time of the Advance.

4.5 DISBURSEMENT OF ADVANCES. Advances under a Loan may be disbursed to the Borrower under such Loan; or if requested by Borrower and approved in writing by Lender or if required by Lender in connection with a Work-Related Advance under a Development Loan, to others, either severally or jointly with such Borrower, for the credit or benefit of such Borrower. Advances under a Loan shall be disbursed by wire transfer or, at the option of the Borrower under such Loan exercised by written request to Lender, by check or drafts. A Borrower will pay Lender's charge in connection with any wire transfer requested by it, which is currently Twenty-Five Dollars ($25). Lender may, at its option, withhold from an Advance any sum (including costs and expenses) then due to it under the terms of the Documents by the Borrower requesting the Advance or which such Borrower would be obligated to reimburse Lender pursuant to the Documents if first paid directly by Lender. Lender reserves the right to require that Work-Related Advances under Development Loans be disbursed through a "control escrow."

4.6 NO WAIVER. Although Lender shall have no obligation to make an Advance unless and until all of the conditions precedent to the Advance have been satisfied, Lender may, at its sole discretion, make Advances prior to that time without waiving or releasing any of the Obligations.

4.7 INTEREST RESERVE ADVANCES. If neither an Event of Default nor an Incipient Default exists and subject to the terms and conditions applicable to Interest Reserve Advances under a Development Loan, during the Borrowing Term of a Development Loan and, in Lender's discretion, after expiration of such Borrowing Term to the extent the Interest Reserve Fund under such Development Loan has not been exhausted, Lender will charge the Interest Reserve Fund, IF ANY, under such Development Loan until it has been exhausted for monthly interest billings on such Development Loan. If the Interest Reserve Fund, IF ANY, under a Development Loan is exhausted or is not otherwise available for such use, the Borrower under such Development Loan will pay to Lender the monthly installments of interest due in connection with such Development Loan in accordance with the terms of the related Note and this Agreement.

V.       NOTES, PAYMENTS; SALES AND PARTIAL RELEASES.

5.1 REPAYMENT OF LOANS. Each Loan shall be evidenced by a separate Note and shall be repaid in immediately available funds with interest according to the terms of the form of the Note executed in connection with such Loan. Each Note executed in connection with a Loan made on or after April 16, 1998, shall be in form and substance substantially identical to EXHIBIT B; PROVIDED, HOWEVER, that in addition to the principal payments required pursuant to paragraph 5.2, Lender may require that the Borrower under such Loan make principal payments on each anniversary of the initial Advance of such Loan in amounts which are established in writing by Lender prior to such Advance and are specified in the Note evidencing such Loan.

5.2 PARTIAL RELEASE PRINCIPAL PAYMENTS. Until a Note has been paid in full, the Borrower obligated thereunder will make to Lender at the time of each Partial Release of a Release Parcel from the Mortgage encumbering the Note a principal payment equal to the Partial Release Payment for such Release Parcel, and the Partial Release Payment shall be applied to such Obligation.

5.3 PREPAYMENTS. Except as required pursuant to paragraph 5.1 or 5.2 or as permitted pursuant to the following sentence, no Note shall be entitled to be prepaid in whole or in part. The prohibition on prepayment shall not apply to a one-time prepayment made pursuant to a consent letter dated as of March 30, 1998, from Lender to Parent, with respect to Loans made prior to such date; PROVIDED, HOWEVER, this Agreement shall survive any such prepayment.

5.4 APPLICATION OF PROCEEDS. Notwithstanding anything in the Documents to the contrary other than the provisions of paragraph 3.2 or 5.2 hereof pertaining to the application of Partial Release Payments, the amount of all payments or amounts received by Lender with respect to each Loan shall be applied to the extent applicable under the Documents: (i) first, to any past due payments of interest on such Loan and to accrued interest on such Loan through the date of such payment, including any default interest; (ii) then, to any interest on delinquent interest, late fees, overdue risk assessments, examination fees and expenses, collection fees and expenses and any other fees and expenses due to Lender under the Documents in connection with such Loan; and (iii) last, the remaining balance, if any, to the unpaid principal balance of such Loan; PROVIDED, HOWEVER, while an Event of Default or Incipient Default exists, each payment with respect to such Loan shall be applied to such amounts owed to Lender by the applicable Borrower as Lender in its discretion may determine. In calculating interest and applying payments as set forth above: (i) interest on each Loan shall be calculated and collected through the date payment is actually received by Lender; (ii) interest on the outstanding balance of such Loan shall be charged during any grace period permitted under the Documents; (iii) on each annual anniversary of the closing date of such Loan, all past due interest and other past due charges provided for under the Documents with respect to such Loan shall be added to the principal balance of such Loan; and (iv) to the extent that the applicable Borrower makes a payment or Lender receives any payment or proceeds of the Collateral for Borrower's benefit that is subsequently invalidated, set aside or required to be repaid to any other person or entity, then, to such extent, the Obligations in connection with such Loan intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Lender and Lender may adjust the balance of such Loan as Lender, in its discretion, deems appropriate under the circumstances.

5.5 BORROWER'S UNCONDITIONAL OBLIGATION TO MAKE PAYMENTS. Whether or not the proceeds from the Collateral shall be sufficient for that purpose, each Borrower will pay when due all payments required to be made pursuant to any of the Documents executed by it, such Borrower's Obligation to make such payments being absolute and unconditional.

VI.      BORROWER'S REPRESENTATIONS, WARRANTIES AND COVENANTS.

6.1      (a)      GOOD STANDING. Parent is and will remain, and will cause each
                  Subsidiary which is a Borrower to be and remain, duly organized, validly existing and in good standing under the laws of their respective state of organization and qualified to do business and in good standing in each jurisdiction in which the location or nature of their respective properties or their respective businesses makes such qualification necessary. Parent has, and will cause each Subsidiary which is a Borrower to have, full authority to Perform their respective
                  Obligations and to carry on their respective business and own their respective property.

         (b) POWER AND AUTHORITY; ENFORCEABILITY. Parent has and will maintain, and will cause each Subsidiary which is a Borrower to have and maintain, full power and authority to grant the Security Interest, to execute and deliver the Documents required of it in connection with the Loans; and to Perform their respective Obligations. All action necessary and required by the Articles of Organization of Parent and all applicable laws for the obtaining of the Credit Facility and for the execution and delivery of the Documents which have been or will be executed and delivered by it in connection with the Credit Facility has been duly and effectively taken. The Documents which have been or will be executed by any Bluegreen Entity are and shall be legal, valid, binding and enforceable against it and do not and will not constitute a default or result in the imposition of a lien under the terms or provisions of any agreement to which it is a party. No consent of any governmental agency or any other person not a party to such Document is or will be required as a condition to the execution, delivery or enforceability of any Documents required of it hereunder by or against Parent or any Subsidiary which is a Borrower.

6.2 NO LITIGATION. There is no action, litigation or other proceeding pending or, to Parent's knowledge, threatened before any arbitration tribunal, court, governmental agency or administrative body against Parent, which might materially adversely affect the Collateral, the Performance of its Obligations, the business or financial condition of Parent, or the ability of Parent to Perform its Obligations. Parent will promptly notify Lender if any action, litigation or proceeding is pending or threatened against Parent or any Subsidiary which is a Borrower, which might materially, adversely affect the Collateral, the business or financial condition of Parent or any such Subsidiary, or the ability of Parent or any such Subsidiary to Perform its Obligations.

6.3 COMPLIANCE WITH LAWS. Parent has complied, and will comply and cause each Subsidiary which is a Borrower to comply, with all Legal Requirements where the failure to do so might materially, adversely affect the Collateral, the business or financial condition of Parent or any such Subsidiary, or the ability of Parent or any such Subsidiary to Perform its Obligations.

6.4 RESTRICTIONS ON TRANSFERS, LIENS AND CHANGE OF CONTROL . Unless expressly permitted in this Agreement or in any of the Security Documents, without the prior written consent of Lender, Parent will not, and will not permit any Subsidiary which is a Borrower, to do any of the following: (a) except for sales and transfers of damaged, obsolete or worn-out items of tangible Personal Property or other non-material items of tangible Personal Property in accordance with the terms of the Security Documents, sell, convey, pledge, hypothecate, encumber or otherwise transfer any Collateral; (b) permit or suffer to exist any liens, security interests or other encumbrances on any Collateral, except for the Permitted Encumbrances and liens and security interests expressly granted to Lender; (c) permit or suffer the sale, lease, transfer or disposal of all or substantially all of their respective assets to another entity; or (d) only in the case of a Subsidiary, permit or suffer to exist any transfer of ownership interests in or control of such entity.

6.5 INSURANCE. Parent will pay the cost of, will maintain, or cause to be maintained, and will deliver or cause to be delivered to Lender evidence of insurance policies required by Lender, and written by insurers and in amounts and on forms satisfactory to Lender.

6.6      (a)      NO MISREPRESENTATIONS.  The Documents and all certificates, financial statements and written materials furnished to Lender by or on behalf of Parent or any Subsidiary which is a Borrower in connection with the Credit Facility do not and will not contain any untrue statement of a material fact or omit to state a fact which materially adversely affects or in the future may materially adversely affect the Collateral, the business or financial condition of Parent or any Subsidiary which is a Borrower, or the ability of Parent or any such Subsidiary to perform its Obligations.

         (b) RELIANCE. Lender's examination, inspection or receipt of information pertaining to Parent, any Subsidiary which is a Borrower, or the Collateral shall not in any way be deemed to reduce the full scope and protection of the warranties, representations and Obligations contained in the Documents.

                  6.7 (a) FINANCIAL INFORMATION. Parent will furnish or cause to be furnished to Lender, within one hundred twenty (120) days after the end of each fiscal year of Parent, a copy of the current annual consolidated financial statements of Parent; and will furnish to Lender, within forty-five (45) days after the end of each interim quarterly fiscal period of Parent, a copy of the current consolidated financial statements of Parent for the period commencing with the first day of the fiscal year and concluding with such quarter end. Such financial statements shall contain a balance sheet as of the end of the relevant fiscal period and statements of income and of cash flow for such fiscal period (together, in each case, with the comparable figures for the corresponding period of the previous fiscal year), all in reasonable detail. All financial statements shall be prepared in accordance with generally accepted accounting principles, consistently applied. All financial statements required pursuant to this paragraph shall be certified by the chief financial officer of Parent. Annual statements shall be audited and certified by a recognized firm of certified public accountants reasonably satisfactory to Lender. Lender acknowledges that, as of the date hereof, the firm of Ernst & Young is acceptable to it. Together with such financial statements, Parent will deliver to Lender a certificate signed by Parent's chief financial officer stating that there exists no Event of Default or Incipient Default or, if any such Event of Default or Incipient Default exists, specifying the nature and period of its existence and what action Parent and any pertinent Subsidiary proposes to take with respect to it.

         (b) RIGHT TO INSPECT. Parent will permit, and will cause each Subsidiary which is a Borrower to permit, Lender and its representatives at all reasonable times to inspect, audit and copy, as appropriate, the Collateral, and their respective records.

         (c) ADDITIONAL INFORMATION. Parent will make available, and will cause each Subsidiary which is a Borrower to make available, to Lender such further information as Lender may from time to time reasonably request.

6.8      SUBORDINATION OF INDEBTEDNESS.

         (a) All obligations of Parent to Lender are intended to, and do, constitute "Senior Indebtedness" as such term is defined in and for purposes of the Indenture dated as of May 15, 1987 ("Indenture") between Parent and Shawmut Bank, N.A., as trustee, pursuant to which the Borrower's eight and one-quarter percent (8 1/4%) Convertible Subordinated Debentures due 2012 ("Debentures") were issued, and will be entitled to all the benefits associated with being "Senior Indebtedness" under the Indenture, including, without limitation, ranking senior to the Debentures.

         (b) Parent will cause each Borrower which is a Subsidiary to cause any and all indebtedness owing by such Subsidiary to its shareholders, directors or officers, Parent, or the Affiliates of such Borrower or the foregoing and all liens, security interests and other charges on the assets of such Borrower in respect of such indebtedness, including, without limitation, the Collateral, to be fully subordinated in all aspects to the Obligations of such Borrower pursuant to written agreements satisfactory to Lender; PROVIDED, HOWEVER, that such subordination shall not extend to reasonable salaries and fees at normal and customary rates for services actually rendered or, if neither an Event of Default nor an Incipient Default is outstanding, to payments or distributions of any kind to Parent. Any such creditor shall execute a subordination agreement in form and substance satisfactory to Lender.

6.9 NO DEFAULT FOR THIRD PARTY OBLIGATIONS. Parent is not in default under any other agreement evidencing, guaranteeing or securing borrowed money or a receivables purchase financing involving an obligation in excess of the Threshold Amount to make a payment of principal or interest or to repurchase receivables or any other material default by Parent permitting the acceleration of the payment or repurchase obligations of Parent, which payment or repurchase obligations entitled to be accelerated are in excess of the Threshold Amount in the aggregate. Parent is not in violation of or in default under any material term in any other material agreement, instrument, order, decree or judgment of any court, arbitration or governmental authority to which it is a party or by which it is bound.

6.10 NET WORTH MAINTENANCE. Parent will at all times maintain an Adjusted Tangible Net Worth, determined in accordance with generally accepted accounting principles, in an amount not less than Eighty-Five Million Dollars ($85,000,000). As used herein, the term "Adjusted Tangible Net Worth" shall mean net worth less goodwill, determined in accordance with generally accepted accounting principles, consistently applied, plus the principal balance outstanding under the Indenture and other debt subordinated to the Obligations pursuant to agreements satisfactory to Lender (collectively, "Subordinated Debt").

6.11     INTENTIONALLY LEFT BLANK.

6.12 ADJUSTED LEVERAGE RATIO. Parent will not permit the ratio of its Adjusted Total Liabilities to Adjusted Tangible Net Worth at any time to be greater than 3.0 to 1.0. As used herein, the term "Total Liabilities" shall mean the aggregate of Parent's current liabilities and non-current liabilities; and the term "Adjusted Total Liabilities" shall mean Total Liabilities less Subordinated Debt.

6.13 LIMITATION ON MARKETING AND G&A EXPENSES. Parent will not incur, and will not permit any consolidated subsidiary to incur, combined selling, general and administrative expenses that exceed fifty-five percent (55%) of net sales from the real estate owned by them, calculated as of the end of each calendar quarter on a twelve (12) month rolling basis. As used herein, the term "selling, general and administrative expenses" shall mean selling, general and administrative expenses properly allocable to real estate calculated in accordance with generally accepted accounting principles, as previously reflected in the financial statements of Parent provided to Lender.

6.14 PAYMENT OF TAXES. Parent has filed or will file and cause each Subsidiary which is a Borrower to file all tax returns required to be filed by such entity, and Parent has paid or will pay and will cause each Subsidiary which is a Borrower to pay all taxes, assessments, levies and penalties, if any, required to be paid by such entity, to any governmental or quasi- governmental authority or subdivision, including real estate taxes and assessments relating to the Collateral, unless and only to the extent the item shall be contested in good faith and by appropriate proceedings by such entity, such entity shall set aside and cause on its books adequate reserves with respect to the contested item and, in connection with any tax assessment, levy or penalty levied against the Collateral, the entity granting the Security Interest in such Collateral shall comply with the terms of Security Documents pertaining to such contest.

6.15 CREDIT FACILITY MODIFICATION FEE INSTALLMENT PAYMENT AND OTHER FEES AND EXPENSES. In addition to all fees paid or required to be paid to Lender in connection with Advances made to Borrowers prior to April 16, 1998, Parent will pay, or will cause each Subsidiary which is a Borrower to pay, to Lender at the time of each Advance an amount equal to one percent (1%) of the amount of the Advance (each such payment amount, a "Credit Facility Modification Fee Installment Payment") until Lender has received in the aggregate Credit Facility Modification Fee Installment Payments equal to Six Hundred Twelve Thousand Five Hundred Dollars ($612,500) ("Credit Facility Modification Fee"); PROVIDED, HOWEVER, that Parent shall pay to Lender on June 30, 1999, the acceleration of any portion the Credit Facility or the termination by Parent of the Credit Facility, whichever event first occurs, the excess of the Credit Facility Modification Fee over the aggregate of all Credit Facility Modification Fee Installment Payments previously received by Lender. After Lender has received the full amount of the Credit Facility Modification Fee, no further Credit Facility Modification Fee Installment Payments will be due. Furthermore, Borrower will pay to Lender on April 1, 1999, and each April 1 thereafter through and including April 1, 2001, a fee equal to one percent (1%) of the excess of (a) Twenty Million Dollars ($20,000,000) over (b) the aggregate principal amount of Advances made during the twelve (12) month period ending on the preceding day (i.e., April 31). Parent will also pay on demand any and all reasonable costs and expenses incurred by Lender in connection with the initiation, documentation, closing and modification of the Credit Facility and the Loans, the making of Advances, the protection of the Collateral, and the enforcement of the Obligations, including, without limitation: all reasonable attorneys' and other professionals' fees and charges (including, without limitation, normal charges for photocopy, telecopy and computer services); the costs of credit reports and UCC, lien, litigation, judgment and bankruptcy searches, and revenue, documentary stamp and intangible taxes. Without limiting the generality of the foregoing, if a bankruptcy proceeding is commenced by or against a Borrower or otherwise involving any Collateral for the Obligations of a Borrower, Lender shall, to the extent not already provided for herein, be entitled to recover, and such Borrower and, if it is not the Borrower, Parent shall be obligated to pay, Lender's reasonable attorneys' fees incurred in connection with: (i) any determination of the applicability of the bankruptcy laws to the terms of this Agreement and the other Documents executed by the Borrower or, if it is not the Borrower, by Parent or to Lender's rights thereunder;
         (ii) any attempt by Lender to enforce or preserve its rights under the bankruptcy laws or to prevent Borrower or any other person from seeking to deny Lender its rights thereunder; (iii) any effort by Lender to protect, preserve or enforce its rights against any Collateral for the Obligations of such Borrower or seeking authority to modify the automatic stay of 11 U.S.C. Section 362 or otherwise seeking to engage in such protection, preservation or enforcement; or (iv) any proceeding(s) arising under the bankruptcy laws or arising in or related to a case under bankruptcy laws.

6.16 INDEMNIFICATION. Parent will INDEMNIFY, PROTECT, HOLD HARMLESS, and defend Lender, its successors, assigns and shareholders (including corporate shareholders), and the directors, officers, employees, agents and servants of the foregoing, for, from and against, except to the extent arising from the indemnitee's gross negligence or willful misconduct, any and all losses, costs, expenses (including, without limitation, court costs and attorneys' fees), demands, claims, suits, proceedings (whether civil or criminal), orders, judgments, penalties, fines and other sanctions arising from or brought in connection with
         (a) any of the Collateral, the terms of the Documents or the transactions related thereto, or any act or omission of Parent or any Subsidiary which is a Borrower or their respective employees or agents, whether actual or alleged, and (b) any and all brokers' commissions or finders' fees or other costs of similar type by any party engaged by Parent or any Subsidiary which is a Borrower in connection with the Credit Facility. On written request by a person or other entity covered by the above agreement of indemnity, Parent will undertake, at its own cost and expense, on behalf of such indemnitee, using counsel satisfactory to the indemnitee, the defense of any legal action or proceeding to which such person or entity shall be a party and for which such indemnitee is entitled to be indemnified pursuant to this paragraph 6.16. At Lender's option, Lender may at Borrower's expense prosecute or defend any action involving the priority, validity or enforceability of the Security Interests.

6.17 PERFECTION OF SECURITY INTERESTS. Parent will execute or cause to be executed all documents, and do or cause to be done all acts, reasonably necessary for Lender to perfect and to continue the perfection of Security Interests or otherwise to effect the intent and purposes of the Documents.

6.18 SURVIVAL AND ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations, warranties and covenants contained in this Article VI are in addition to, and not in derogation of, the representations and warranties contained elsewhere in the Documents and shall be deemed to be made and reaffirmed prior to the making of each Advance.

VII.     DEFAULT.

7.1 EVENTS OF DEFAULT. The occurrence of any of the following events or conditions shall constitute an Event of Default under the Documents:

         (a) failure of Lender to receive within five (5) Business Days of the date when due and payable (i) any amount payable under a Note or (ii) any other payment due from Parent or any Subsidiary which is a Borrower, except for the payment due at the Maturity Date of a Note for which no grace period is allowed;

         (b) any representation or warranty which is made by a person other than Lender and is contained in the Documents or in any certificate furnished to Lender under the Documents by or on behalf of Parent or any Subsidiary which is a Borrower proves to be, in any material, adverse respect, false or misleading as of the date deemed made;

         (c) a default in the Performance of the Obligations set forth in paragraph 6.4(a), 6.4(c), 6.4(d), 6.5, 6.8, 6.10, 6.12 or
                  6.13;

         (d) a default by any Borrower in the Performance of the Obligations or a violation of any term, covenant or provision of the Documents (other than a default or violation referred to elsewhere in this paragraph 7.1) which continues unremedied
                  (i) for a period of five (5) Business Days after notice of such default or violation given by Lender to such Borrower in the case of a default under or violation of paragraph 6.4(b) or any other default or violation which can be cured by the payment of money alone or (ii) for a period of twenty (20) Business Days after notice to such Borrower in the case of any other default or violation;

         (e) an "Event of Default", as defined elsewhere in any of the Documents;

         (f) any default by Parent or any Subsidiary which is a Borrower under any other agreement evidencing, guaranteeing or securing borrowed money or a receivables purchase financing involving an obligation in excess of the applicable Threshold Amount to make a payment of principal or interest or to repurchase receivables or any other material default by such entity under any such agreement permitting the acceleration of the payment or repurchase obligations, which accelerated repayment or repurchase obligations are in the aggregate in excess of the Threshold Amount applicable to such entity;

         (g) any final, non-appealable judgment, decree or award for money damages or for a fine or penalty against Parent or any Subsidiary which is a Borrower which is not paid and discharged or stayed within thirty (30) days thereafter and when aggregated with all other judgment(s) or decree(s) against such entity that have remained unpaid and undischarged or stayed for such period is in excess of the applicable Threshold Amount;

         (h) subject to any provisions of the Security Documents permitting the contest of such liens or security interests, any party holding a lien or security interest in any of the Collateral commences foreclosure or similar sale thereof;

         (i) Parent or any Subsidiary which is a Borrower shall (i) generally not be paying its debts as they become due, (ii) file, or consent by answer or otherwise to the filing against it of, a petition for relief or reorganization, arrangement or liquidation or any other petition in bankruptcy or insolvency under the laws of any jurisdiction, (iii) make an assignment for the benefit of its creditors, (iv) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers for itself, any of the Collateral or any substantial part of its property, (v) be adjudicated insolvent, (vi) dissolve or commence to wind-up its affairs or
                  (vii) take any action for purposes of the foregoing; or a petition for relief or reorganization, arrangement or liquidation or any other petition in bankruptcy or insolvency or the appointment of a custodian under the laws of any jurisdiction is filed against Parent or any Subsidiary which is a Borrower or a custodian is appointed for any of the Collateral or any substantial part of the property of Parent or any Subsidiary which is a Borrower, and such proceeding is not dismissed and appointment vacated within ninety (90) days thereafter;

         (j) a material, adverse change in the Collateral or the business or financial condition of Parent or any Subsidiary which is a Borrower, which change is not enumerated in

         (k) this paragraph 7.1 as the result of which Lender in good faith deems the prospect of Performance of the Obligations of such entity materially impaired or the Collateral materially imperiled;

         (l) failure of Lender to receive, within twenty (20) days of the date Parent or any Subsidiary which is a Borrower knows or should have known of such change, notice of any material, adverse change in any representations or warranties in the Documents or otherwise made in connection with the Credit Facility; or at any time prior to Completion of the Work related to a Development Loan under which it is a Borrower, Parent or any Subsidiary (i) abandons the Work or (ii) delays construction or suffers construction to be delayed for any period of time, for any reason whatsoever not covered by item
                  (i) of this paragraph 7.1(l) so that Completion of the Work cannot be accomplished in the ordinary course of construction, in the reasonable judgment of Lender, on or before the Required Completion Date.

7.2 REMEDIES. At any time after an Event of Default has occurred and while it is continuing, Lender may but without obligation, in addition to the rights and powers granted elsewhere in the Documents and not in limitation thereof, do any one or more of the following:

         (a)      cease to make further Advances;

         (b) declare the Notes, or any of them, together with any applicable prepayment premium and all other sums owing to Lender by Parent and/or any Subsidiaries which are

                  Borrowers in connection with the Documents, immediately due and payable without notice, presentment, demand or protest;

         (c) apply the then balance of the Required Completion Assurance Deposits given to Lender by or on behalf of any Borrower to the satisfaction of the Obligations of such Borrower in such order and manner as Lender may determine;

         (d) with respect to any Work financed under a Development Loan, to the extent Completion of such Work has not occurred: (i) continue and/or cause Completion of the Work; (ii) take exclusive possession of the Property or any part thereof which is security for such Development Loan; (iii) expend such funds as Lender may deem appropriate, including the Required Completion Assurance Deposit(s) (if any), any other funds held by Lender as security therefor and any sums which may remain unadvanced hereunder, to continue and/or cause Completion of such Work; (iv) demand and receive performances due under the related Principal Work-Related Items and the other related Contracts, Licenses, Permits and other Intangibles; (v) make such changes to the scope of such Work and to the related Principal Work- Related Items and other related Contracts, Licenses, Permits and other Intangibles as may be necessary or desirable in Lender's judgment; (vi) file claims, institute enforcement actions and otherwise prosecute and defend all actions or proceedings relating to such Work, the related Principal Work-Related Items and the other related Contracts, Licenses, Permits and other Intangibles as Lender may determine to be necessary or desirable; (vii) pay, settle or compromise all existing bills and claims which are or may be liens against any of the Property which is security for such Development Loan or as Lender may deem to be necessary or desirable in Lender's judgment for the continuance or Completion of such Work related thereto or the clearance of title, all without notice to Borrower; (viii) execute in the name of the Borrower under such Development Loan all applications, certificates, notices and other instruments and give all instructions and communications which may be required or permitted by the related Principal Work-Related Items and other related Contracts, Licenses, Permits and other Intangibles as determined by Lender; (ix) cancel or surrender any of the related Principal Work-Related Items and the other related Contracts, Licenses, Permits and other Intangibles and enter into new contracts for the Completion of such Work and any changes to the scope of such Work; (x) do any and every act with respect to the Completion of such Work, the related Principal Work-Related Items and the other related Contracts, Licenses, Permits and other Intangibles which the Borrower under such Development Loan may do in its behalf; (xi) employ such contractors, subcontractors, suppliers, agents, attorneys, architects, accountants, appraisers, security guards and inspectors as Lender may in its judgment deem necessary or desirable to accomplish any of the above purposes; and (xii) receive, collect, open and read all mail of the Borrower under such Development Loan for the purpose of obtaining all items pertaining to such Work, the related Principal Work-Related Items and the other related Contracts, Licenses, Permits and other Intangibles; and

         (e) proceed to protect and enforce its rights and remedies under the Documents and to foreclose or otherwise realize upon the Collateral, or to exercise any other rights and remedies available to it at law, in equity or by statute.

7.3 APPLICATION OF PROCEEDS DURING AN EVENT OF DEFAULT. Notwithstanding anything in the Documents to the contrary, while an Event of Default exists, any cash (including Required Completion Assurance Deposits) received and retained by Lender as part of the Collateral given by a Borrower may be applied to payment of the Obligations of such Borrower (and in the case of Parent, the Obligations of its Subsidiaries) in such order and manner as Lender may determine.

7.4 LENDER'S RIGHT TO PERFORM. Lender may, at its option, and without any obligation to do so, pay, perform and discharge any and all Obligations (including, without limitation, the Obligations to maintain insurance) agreed to be paid or performed in the Documents by Parent, any Subsidiary which is a Borrower, or any other person liable for the Performance of the Obligations if such person has failed to do so and either (a) an Event of Default exists or (b) Lender in good faith deems such action necessary to protect any of the Collateral or its value. For such purposes Lender may use the proceeds of the Collateral. All amounts expended by Lender in so doing or in exercising its remedies under the Documents following an Event of Default shall become part of the Obligations, shall be immediately due and payable to Lender upon demand by Parent and (if any) the Subsidiary failing to perform, and shall bear interest at the Default Rate from the dates of such expenditures until paid.



7.5 NON-EXCLUSIVE REMEDIES. No remedy in any Document conferred on or reserved to Lender is intended to be exclusive of any other remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under any Document or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power shall be construed to be a waiver of or acquiescence to any default or a waiver of any right or power; and every such right and power may be exercised from time to time and as often as may be deemed expedient.

VIII. CONSTRUCTION AND GENERAL TERMS.

8.1 PAYMENT LOCATION. All monies payable under the Documents shall be paid to Lender at its address set forth on the signature page of this Agreement in lawful monies of the United States of America, unless otherwise designated in the Documents or by Lender by notice.

8.2 ENTIRE AGREEMENT. The Documents executed from time to time shall exclusively and completely state the rights and obligations of Lender, Parent and Subsidiaries with respect to the Credit Facility. No modification, variation, termination, discharge, abandonment, or waiver of any of the terms or conditions of the Documents shall be valid unless in writing and signed by duly authorized representatives of the party sought to be bound by such action. The Documents supersede any and all prior representations, warranties and/or inducements, written or oral, heretofore made by Lender concerning this transaction, including any commitment for financing.

8.3 POWERS COUPLED WITH AN INTEREST. The powers and agency granted to Lender by Parent or any Subsidiary which is a Borrower are coupled with an interest and are irrevocable until the Obligations of such entity have been performed and are granted as cumulative to Lender's other remedies for collection and enforcement of the Obligations.

8.4 COUNTERPARTS. Any Document may be executed simultaneously in any number of identical copies, each of which shall constitute an original for all purposes.

8.5 NOTICES. All notices, requests or demands required or permitted to be given under the Documents shall be in writing, and shall be deemed effective (a) upon hand delivery, if hand delivered; (b) one (1) Business Day after such are deposited for delivery via Federal Express or other nationally recognized overnight courier service; or (c) three
         (3) Business Days after such are deposited in the United States mails, certified or registered mail, all with delivery charges and/or postage prepaid, and addressed as shown below, or to such other address as either party may, from time to time, designate in writing. Written notice may be given by telecopy to the telecopier number shown below or to such other telecopier number as either party may designate, from time to time, in writing, provided that such notice shall not be deemed effective unless it is confirmed within twenty-four (24) hours by hand delivery, courier delivery or mailing of a copy of such notice in accordance with the requirements set forth above.

                  If to Lender:     FINOVA CAPITAL CORPORATION
                                    7272 East Indian School Road, Suite 410
                                    Scottsdale, Arizona  85251
                                    Attn:  Vice President-Resort Finance
                                    Telecopy:  (602) 874-6444

                                    with a copy to:

                                    FINOVA CAPITAL CORPORATION
                                    7272 East Indian School Road, Suite 410
                                    Scottsdale, Arizona  85251
                                    Attn:  Vice President-Group Counsel
                                    Telecopy:  (602) 874-6445

                  If to Parent or   BLUEGREEN CORPORATION
                  any Borrower:     5295 Town Center Road, Suite 400
                                    Boca Raton, Florida  33486
                                    Attention:  Patrick Rondeau, Esq.
                                    Telecopy:  (407) 391-6336
                                    (provided that notice to any Borrower
                                    which is a Subsidiary shall be addressed to it c/o Parent)

8.6 SUCCESSORS AND ASSIGNS. All the covenants of Parent and the Subsidiaries which are Borrowers and all the rights and remedies of the Lender contained in the Documents shall bind Parent and such Subsidiaries, and, subject to the restrictions on merger, consolidation and assignment contained in the Documents, their respective successors and assigns, and shall inure to the benefit of Lender, its successors and assigns, whether so expressed or not. Neither Parent nor any Borrower may assign its rights in the Documents in whole or in part. Except as may be expressly provided in a Document, no person or other entity shall be deemed a third party beneficiary of any provision of the Documents. Furthermore, no Subsidiary shall be deemed be a third party beneficiary of Lender's obligations under this Agreement to make Loans; but after the initial Advance of a Loan to a Subsidiary, such Subsidiary, and not Parent, shall be deemed the real party in interest with respect to the enforcement against Lender of the terms and conditions of this Agreement and the other Documents executed in connection with the Loan excluding any Guaranty.

8.7 SEVERABILITY. If any one or more of the provisions contained in any Document shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in the Document shall not in any way be affected or impaired thereby. In lieu of each such enforceable provision, there shall be added automatically as a part of such Document a provision that is legal, valid, binding and enforceable and is as similar in terms to such unenforceable provision as may be possible.

8.8 TIME OF THE ESSENCE. Time is of the essence in the Performance of the Obligations.



8.9 MISCELLANEOUS. All headings are inserted for convenience only and shall not affect any construction or interpretation of the Documents. Unless otherwise indicated, all references in a Document to clauses and other subdivisions refer to the corresponding paragraphs, clauses and other subdivisions of the Document; the words "herein," "hereof," "hereto," hereunder" and words of similar import refer to the Document as a whole and not to any particular paragraph, clause or other subdivision; and reference to a numbered or lettered subdivision of an Article, or paragraph shall include relevant matter within the Article or paragraph which is applicable to but not within such numbered or lettered subdivision. All Schedules and Exhibits referred to in this Agreement are incorporated in this Agreement by reference.

8.10 (a) CHOICE OF LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED THEREIN, THE DOCUMENTS AND THE RIGHTS, DUTIES AND OBLIGATIONS OF THE PARTIES THERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ARIZONA (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF
         LAWS) AND TO THE EXTENT THEY PREEMPT THE LAWS OF SUCH STATE, THE LAWS OF THE UNITED STATES, PROVIDED, HOWEVER, THAT THE INTERNAL LAWS OF THE STATE WHERE REAL PROPERTY IS LOCATED (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) SHALL GOVERN THE PROCEDURES CONTROLLING THE CREATION, PERFECTION AND FORECLOSURE OF THE LIEN, SECURITY INTERESTS, ASSIGNMENT AND OTHER CHARGES INTENDED TO BE CREATED THE SECURITY DOCUMENT ENCUMBERING SUCH REAL PROPERTY.

     (b) CHOICE OF JURISDICTION AND VENUE. EACH OF PARENT AND LENDER: (A)
         HEREBY IRREVOCABLY SUBMITS ITSELF TO THE PROCESS, JURISDICTION AND VENUE OF THE COURTS OF THE STATE OF ARIZONA, MARICOPA COUNTY, AND TO THE PROCESS, JURISDICTION, AND VENUE OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF ARIZONA, FOR THE PURPOSES OF SUIT, ACTION OR OTHER PROCEEDINGS ARISING OUT OF OR RELATING TO THE DOCUMENTS OR THE SUBJECT MATTER THEREOF (EXCEPT AS MAY BE SPECIFICALLY PROVIDED TO THE CONTRARY IN THE SECURITY DOCUMENTS), AND, IF LENDER INITIATES SUCH ACTION, ANY COURT IN WHICH LENDER SHALL INITIATE SUCH ACTION, AND THE CHOICE OF SUCH VENUE SHALL IN ALL INSTANCES BE AT THE LENDER'S ELECTION; AND (B) WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH OF PARENT AND LENDER HEREBY WAIVES THE RIGHT TO COLLATERALLY ATTACK ANY JUDGMENT OR ACTION IN ANY OTHER FORUM.

     (c) WAIVER OF JURY TRIAL. LENDER AND PARENT ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER ANY OF THE DOCUMENTS WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES; AND, THEREFORE, THEY AGREE THAT ANY LAWSUIT ARISING OUT OF ANY SUCH CONTROVERSY SHALL BE TRIED BY A JUDGE SITTING WITHOUT A JURY, AND KNOWINGLY AND VOLUNTARILY WAIVE TRIAL BY JURY IN ANY SUCH PROCEEDING.

     (d) BORROWER CONSENTS AND WAIVERS. PARENT WILL CAUSE EACH SUBSIDIARY WHICH IS A BORROWER TO GRANT CONSENTS AND WAIVERS WHICH ARE APPLICABLE TO IT SUBSTANTIALLY IDENTICAL TO THOSE SET FORTH IN THIS PARAGRAPH 8.10.

     (e) INDUCEMENT TO LENDER. ALL OF THE PROVISIONS SET FORTH IN THIS PARAGRAPH ARE MATERIAL INDUCEMENTS FOR LENDER'S EXTENDING THE CREDIT FACILITY TO PARENT AND MAKING ADVANCES TO BORROWERS.

                                                        [Parent's (initials___)]

8.11 COMPLIANCE APPLICABLE USURY LAW. It is the intent of the parties hereto to comply with the Applicable Usury Law. Accordingly, notwithstanding any provisions to the contrary in the Documents, in no event shall this Agreement or the Documents require the payment or permit the collection of interest in excess of the maximum contract rate permitted by the Applicable Usury Law.

8.12 ATTORNEYS' FEES. Without limitation of the generality of any other provision in the Documents, if Lender, Parent or any Subsidiary which is a Borrower shall commence litigation to enforce the Documents or otherwise related to the Credit Facility, the prevailing party shall be entitled to its reasonable attorneys' fees and costs, to be determined by a court and not by a jury.

8.13 NO PARTNERSHIP OR JOINT VENTURE. THE RELATIONSHIP OF EACH BORROWER AND LENDER WILL BE THAT OF DEBTOR AND CREDITOR. IT IS NOT THE INTENTION OF EITHER OF PARENT OR LENDER BY ANY DOCUMENT BEING EXECUTED IN CONNECTION WITH THE CREDIT FACILITY TO ESTABLISH A PARTNERSHIP BETWEEN ANY BORROWER AND LENDER, AND THE BORROWERS AND LENDER SHALL NOT UNDER ANY CIRCUMSTANCES BE CONSTRUED TO BE PARTNERS OR JOINT VENTURERS.

8.14 STANDARDS APPLIED TO LENDER'S ACTION. Unless otherwise specifically stipulated elsewhere in the Documents, if a matter is left in the Documents to the decision, requirement, request, determination, judgment, opinion, approval, consent, satisfaction, acceptance, agreement, option or discretion of Lender, its employees, Lender's counsel or any agent for or contractor of Lender, such action shall be deemed to be exercisable by Lender or such other person in its sole and absolute discretion and according to standards established in its sole and absolute discretion. Without limiting the generality of the foregoing, "option" and "discretion" shall be implied by use of the words "if" or "may."

8.15 MEANING OF SUBORDINATION. Any subordinations required to be given under the Documents by third parties to Lender shall include the subordination of and the deferral of the right to receive payments on the subordinated obligations except to the extent expressly permitted in this Agreement; the remittances to Lender of all prohibited payments received by the third party; the subordination of all liens, security interests, assignments and other encumbrances and claims held by a third party on or against any of property of the person owing the indebtedness which is being subordinated, except for Permitted Encumbrances, to Lender's interest (whenever acquired) in such property; and an agreement on the part of the third party not to exercise any remedies against Borrower so long as all obligations under the Documents have not been fully satisfied.

8.16 PUBLICITY. Lender routinely advertises the transactions to which it is a party in newspapers, industry periodicals, and other miscellaneous print and electronic literature. Borrower consents to such advertising and authorizes Lender to use Borrower's name, logo, insignia, descriptive art work, trade name, trademark, or other similar material, whether or not protected by copyright (or otherwise), in any such advertisement.

IX.      LENDER'S INSPECTOR.

         9.1 RETENTION OF LENDER'S INSPECTOR. Lender may retain an architectural/engineering firm ("Lender's Inspector") to do the following in connection with Work being financed in whole or in part under a Development Loan: (a) until Completion of such Work and the making of the last Work-Related Advance (including the disbursement of the Basic Retainage and Additional Retainage) with respect to such Work, review the related Principal Work-Related Items, the other related Contracts, Licenses, Permits and the budget proposed to be the Construction Budget for such Work and any changes to such items; (b) inspect the Real Property prior to commencement of such Work for purposes of determining the condition of the Real Property and any existing improvements; (c) until Completion of such Work and the making of the last Work-Related Advance (including the disbursement of the Basic Retainage and Additional Retainage) with respect to such Work, make monthly inspections of the related Real Property and such Work (whether or not Development Loan proceeds are to be used to pay or reimburse Borrower for the costs of the portion of such Work which has been completed) so that Lender may monitor whether Borrower is in compliance with the terms and conditions of this Agreement, and certifying that each Work-Related Advance Request under the Development Loan is not in excess of the portion of such Work completed and the amount to which the Borrower under the Development Loan is entitled under the terms and conditions of this Agreement; and (d) provide evidence satisfactory to Lender prior to the funding of any Work-Related Advance under the Development Loan that (subject to completion thereof as part of such Work as contemplated by this Agreement), all necessary street, easements and utilities are available to the boundary of the Real Property and that the respective lines and treatment or generator plants are of adequate capacity and size for the intended use of the related Property. Furthermore, Lender may require an inspection by Lender's Inspector of Work which is being financed under a Development Loan: (a) prior to each Work-Related Advance under the Development Loan; (b) at least once each month during the course of Completion of such Work;
                  (c) upon Substantial Completion of such Work; (d) upon Completion of such Work; and (e) until Completion of such Work and the making of the last Work-Related Advance (including the disbursement of the Basic Retainage and Additional Retainage) with respect to such Work, at such other times as Lender may, in its judgment, deem necessary due to actual or suspected non-compliance with the related Plans and Specifications, the related Construction Contract(s), the Documents, applicable Legal Requirements, engineering or construction principles or commonly accepted safety standards, or failure of the Borrower under the Loan to satisfy the requirements of the Documents. Any Work which is completed and funded from sources other than a Development Loan Advance shall be subject to inspection by and the approval of Lender's Inspector.

         9.2 NO DUTY OF LENDER TO SUPERVISE, ETC. Lender shall have no duty to supervise or to review and inspect, in connection with any Work, any of the related Principal Work-Related Items, any of the other related Contracts, Licenses, Permits and other Intangibles, any budget proposed to be a Construction Budget for such Work, any books and records pertaining thereto or any changes to such items or the construction of such Work. Any inspection made by Lender shall be for the sole purpose of determining whether the Obligations are being Performed and preserving Lender's rights under these Documents. If Lender, or Lender's Inspector acting on behalf of Lender, should review or inspect any Principal Work-Related Item, any of the other Contracts, Licenses, Permits and other Intangibles, any Construction Budget, any books and records pertaining thereto or any changes to such items or the construction of any Work, Lender and Lender's Inspector shall have no liability or obligation to Borrower or any third person arising out of such inspection; and neither Borrower nor any third person shall be entitled to rely upon any such inspection or review. Inspection not followed by notice of an Event of Default shall not constitute (a) waiver of any Event of Default then existing; (b) an acknowledgment or representation by Lender or Lender's Inspector that there has been or will be compliance with any Principal Work-Related Item, any of the other Contracts, Licenses, Permits and other Intangibles, any Construction Budget, Legal Requirements, sound construction, engineering or architectural principles or commonly accepted safety standards, or that the construction is lien free or free from defective materials or workmanship; or (c) a waiver of Lender's right thereafter to insist that Completion of the Work being financed in whole or in part under a Development Loan occur in accordance with the related Principal Work-Related Items, the other related Contracts, Licenses, Permits and other Intangibles, the related Construction Budget, the Documents, Legal Requirements, sound construction, engineering or architectural principles or commonly-accepted safety standards and free from defective materials and workmanship. Lender and Lender's Inspector owe no duty of care to any Borrower under a Development Loan or any third person to protect against, or inform such Borrower or any third person of, the existence of negligence, faulty, inadequate or defective design or construction of the Work being financed in whole or in part under such Development Loan. Without limiting the generality of the foregoing, Lender will deliver or cause to be delivered to Borrower, within a reasonable time after their delivery to Lender, copies of any written reports of Lender's Inspector.

X.       SPECIAL PROVISIONS.

10.1     CROSS-COLLATERALIZATION AND CROSS-DEFAULT OF OTHER LOAN OBLIGATIONS.

         (a) Lender and Patten Receivables Finance Corporation VI, a Delaware corporation ("PRFC"), are parties to an Amended and Restated Loan and Security Agreement ("PRFC Loan Agreement") dated as of January 9, 1990, as amended, and a Subsidiary. Pursuant to the PRFC Loan Agreement, Lender has committed to make to PRFC a revolving line of credit loan ("PRFC Loan"), in an amount not to exceed at any time to lesser of (i) the positive difference between Thirty-Five Million Dollars ($35,000,000) and the unpaid principal balance of the Loans or
                  (ii) Twenty Million Dollars ($20,000,000), subject to the terms and conditions of the PRFC Loan Agreement. As used in this Agreement, the term "Other Credit Facilities" shall mean at any time, all loans and credit facilities other than this Credit Facility then outstanding between Borrower and/or any Affiliate of Borrower on the one hand, and Lender on the other hand, including, without limitation, the PRFC Loan; the term "Credit Facility" means any one of the Other Credit Facilities or this Loan; the term "PRFC Loan Documents" shall mean the PRFC Loan Agreement and all other documents now or hereafter executed in connection with the PRFC Loan, as they may be from time to time renewed, amended, restated or replaced; and the term "Other Credit Facilities Documents" shall mean the documents now or hereafter executed in connection with the Other Credit Facilities, including, without limitation, the PRFC Loan Documents, as they may be from time to time renewed, amended, restated or replaced.

         (b) An Event of Default under the Documents shall constitute an "Event of Default" as that term is defined in any of the Other Credit Facilities Documents; or if an "Event of Default" is not a defined term with respect to any of the Other Credit Facilities, shall, without further condition or delay, permit Lender to accelerate the payment of such Other Credit Facility, cease funding under such Other Credit Facility or to foreclose its lien or security interest on any of the collateral for such Other Credit Facility. An "Event of Default" as that term is defined in any of the Other Credit Facilities Documents and/or any act or event which, without further condition or delay, permits Lender to accelerate the payment of any Other Credit Facility and/or exercise its remedies to either cease funding under such Other Credit Facility or foreclose its lien or security interest on any collateral for any Other Credit Facility shall constitute an Event of Default under the Documents.

         (c) Without limiting the generality of any other provision contained herein, the Security Interest granted by Parent under the Documents and all Collateral now or hereafter given by Parent as security for its Obligations under the Documents is intended to and does secure Performance of all obligations of PRFC and Parent under the PRFC Loan Documents ("PRFC Loan Obligations"); and all collateral given under the PRFC Loan Documents as security for the PRFC Loan Obligations is intended to and does secure the Obligations of Parent. Parent shall cause PRFC to execute all amendment documents required by Lender to reflect this cross-collateralization and other conditions of the Loans.

         (d) If an Event of Default exists and Lender is entitled to apply to the Obligations the proceeds of the Collateral now or hereafter given by Parent as security for its Obligations under the Documents, it may apply such proceeds to the Obligations and to the PRFC Loan Obligations in such order and manner as Lender may determine.

         (e) If PRFC prepays the PRFC Loan other than for partial prepayments permitted pursuant to the terms of the PRFC Loan Documents and terminates its right to obtain advances of the PRFC Loan, Parent shall prepay the Loans made to it and Lender shall have no further obligation to make any Advances hereunder.

         (f) Neither (i) the exercise or the failure to exercise by Lender of any rights or remedies conferred on it under the Other Credit Facilities Documents, hereunder or existing at law or otherwise, or against any security for performance of the obligations under the Other Credit Facility Documents ("Other Credit Facilities Obligations"), (ii) the commencement of an action at law or the recovery of a judgment at law against another borrower ("Third Party Borrower") under the Other Credit Facility Documents or any other obligor ("Third Party Obligor") for the Other Credit Facilities Obligations and the enforcement thereof through levy or execution or otherwise, (iii) the taking or institution or any other action or proceeding against a Third Party Borrower or any other Third Party Obligor, nor (iv) any delay in taking, pursuing or exercising any of the foregoing actions, rights, powers or remedies (even though requested by Parent) by Lender or anyone acting for Lender, shall extinguish or affect the Obligations of Parent under this paragraph 10.1. Subject to the provisions of the last sentence of paragraph 3.1 pertaining to the release of Security Documents, the provisions of this paragraph 10.1 shall continue until all obligations of a Third Party Obligor under an Other Credit Facility are fully paid and performed and for one year and one day after such payment and performance of such obligations [and without limiting Parent's obligations under paragraph 10.1(k)], notwithstanding the previous discharge (total or partial) from further liability of any Third Party Borrower or any Third Party Obligor.

         (g) Parent hereby expressly waives: (i) notice of the existence, creation or non-payment of all or any of the Other Credit Facilities Obligations except as otherwise provided in the Other Credit Facilities Documents; (ii) presentment, protest, demand, dishonor, notice of dishonor, protest and all notices whatsoever with respect to the Other Credit Facilities Obligations; (iii) all diligence in collection or protection of or realization on the Other Credit Facilities Obligations or any part thereof, any Obligation under this paragraph 10.1, or any security for or guarantee of any of the foregoing; (iv) any defense based upon an election of remedies by Lender or marshaling of assets; (v) any defense arising because of Lender's election under Section 1111(b)(2) of the United States Bankruptcy Code ("Bankruptcy Code") in any proceeding instituted under the Bankruptcy Code; (vi) any defense based on post-petition borrowing or the grant of a security interest by a Third Party Borrower under Section 365 of the Bankruptcy Code; (vii) any duty on the part of Lender to disclose to Parent any facts Lender may now or hereafter know about any Third Party Borrower, regardless of whether Lender has reason to believe that any such facts materially increase the risk beyond that which Parent intends to assume or has reason to believe that such facts are known to Parent or has a reasonable opportunity to communicate such facts to Parent, because Parent represents and warrants that it is fully responsible for being and keeping informed of the financial condition of any Third Party Borrower and of all circumstances bearing on the risk of non-payment of any obligation guaranteed hereby; and (viii) any and all suretyship defenses and defenses in the nature thereof under Arizona and/or any other applicable law, including, without limitation, the benefits of the provisions of Sections 12-1641 through 12-1646, of the Arizona Revised Statutes, Sections 17 and 21, A.R.C.P., and all other laws and procedural rules of similar import.

         (h) Without limiting the generality of the foregoing, Parent will not assert against Lender any defense of waiver, release, discharge in bankruptcy, statute of limitations, res judicata, statute of frauds, anti-deficiency statute, fraud, usury, illegality or unenforceability which may be available to any Third Party Borrower with respect to the Other Credit Facilities Documents, or any setoff available to any Third Party Borrower against Lender, whether or not on account of a related transaction.

         (i) Anything else contained herein to the contrary notwithstanding, Lender, from time to time, without notice to Parent, may take all or any of the following actions without in any manner affecting or impairing the obligations of Parent under this paragraph 10.1: (i) obtain a lien on or a security interest in any property to secure any of the Other Credit Facilities Obligations; (ii) retain or obtain the primary or secondary liability of any party or parties, in addition to Parent, with respect to any of the Other Credit Facilities Obligations; (iii) renew, extend or otherwise change the time for payment or performance of any of the Other Credit Facilities Obligations for any period; (iv) release or compromise any liability of Parent hereunder or any liability of any nature of any other party or parties with respect to any of the Other Credit Facilities Obligations; (v) exchange, enforce, waive, release and apply any security for the performance of any of the Other Credit Facilities Obligations and direct the order or manner of sale thereof as Lender may in Lender's discretion determine; (vi) resort to the Collateral for payment of any Other Credit Facilities Obligations, whether or not Lender shall proceed against any other party primarily or secondarily liable on any of the Other Credit Facilities Obligations; (vii) agree to any amendment (including, without limitation, any amendment which changes the amount of interest to be paid under the Other Credit Facilities Documents or extends the period of time during which any Third Party Borrower may obtain advances of the Other Credit Facilities), any alteration of the Other Credit Facilities Documents or any waiver of any of the provisions of the Other Credit Facilities Documents and/or exercise Lender's rights to consent to any action or non-action of any Third Party Borrower which may violate the covenants and agreements contained in the Other Credit Facilities Documents, with or without consideration and on such terms and conditions as may be acceptable to Lender; or
                  (viii) exercise any of Lender's rights conferred by the Other Credit Facilities Documents or by law.

         (j) Notwithstanding anything herein to the contrary, if at any time all or any part of any payment theretofore applied by Lender to any of the Other Credit Facilities Obligations is or must be rescinded or returned by Lender for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of any Third Party Borrower), such Other Credit Facilities Obligations, for purposes of this paragraph 10.1, to the extent that such payment is or must be rescinded or returned, shall be deemed to have never been performed; and this paragraph 10.1 shall continue to be effective or be reinstated, as the case may be, as to such Other Credit Facilities Obligations, all as though such application by Lender had not been made.

         (k) Parent hereby waives any right it may have to be subrogated to Lender's rights or remedies under the documents executed in connection with the Other Credit

                  Facilities Obligations or any right of indemnification, reimbursement or contribution from any Third Party Borrower or from any other Third Party Obligor with respect to the Other Credit Facilities Obligations and any right to participate in any collateral for the Other Credit Facility Obligations (regardless of any payment on the Other Credit Facility Obligations resulting from the provisions of this paragraph 10.1) until (i) all Other Credit Facilities Obligations have been paid and performed in full and for a period of one year thereafter and (ii) Lender has no further obligation to extend credit to a Third Party Obligor; and Parent agrees that to the extent any such right of subrogation, indemnification, reimbursement, contribution or participation cannot be waived or the waiver thereof is ineffective, any claims which Parent may now or hereafter have against a Third Party Borrower or any other Third Party Obligor by virtue of such right shall be subordinated to Lender's rights against Parent.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their respective name, personally or by their duly authorized representatives as of the date above written.



         PARENT:                                  BLUEGREEN CORPORATION, a
                                                  Massachusetts corporation

Witness as to Bluegreen Corporation


                                                  By:
----------------------------------------             ---------------------------
Type/Print Name:                                  Type/Print Name:
               -------------------------                          --------------
                                                  Title:
                                                        ------------------------



         LENDER:                                  FINOVA CAPITAL CORPORATION, a
                                                  Delaware corporation


                                                  By:
                                                     ---------------------------
                                                  Type/Print Name:
                                                                  --------------
                                                  Title:
                                                        ------------------------

STATE OF ARIZONA                    )
                                    ) ss.
County of Maricopa                  )

         This instrument was acknowledged before me by _______________________, the _________________________ of BLUEGREEN CORPORATION a Massachusetts corporation, on behalf of such corporation. He/She is known to me and produced ____________________ as identification.


                                           ------------------------------------
                                           Notary Public
                                           Type/Print Name:
                                                           --------------------
My commission expires:


----------------------------






































                                      -41

                                LIST OF EXHIBITS



EXHIBIT A                  Personal Property

EXHIBIT B-1                Promissory Note (Land Loan)

EXHIBIT B-2                Promissory Note (Development Loan)

EXHIBIT C                  Description of Real Property

EXHIBIT D-1                Request for Acquisition Advance, Certification and Agreement (Parent)

EXHIBIT D-2                Request for Acquisition Advance, Certification and Agreement (Subsidiary)

EXHIBIT E                  Opinion Matters of Borrower's/Guarantor's General and Local Counsel

EXHIBIT F                  Additional Conditions Precedent to Initial Advance of a Development Loan

EXHIBIT G                  Additional Conditions Precedent to Work-Related Advances

EXHIBIT H                  Intentionally Not Included

EXHIBIT I                  Certificate and Agreement of Borrower Regarding Construction-Related
                           Matters

EXHIBIT J                  Certificate and Agreement of Subsidiary Borrower (Basic)

EXHIBIT K                  Procedures for Requests for Lender's Consent to Developmental Matters.

                                    EXHIBIT A

                                PERSONAL PROPERTY



         With respect to any Real Property, all fixtures and tangible and intangible personal property which now or hereafter is owned by Borrower or in which Borrower has an interest and either is now or hereafter located on such Real Property or is necessary or intended for the ownership, development, construction, improvement, repair, use, operation, sale or lease of any of such Real Property or any business of Borrower conducted thereon or with respect thereto ("Personal Property"), including, without limitation, the following:

         1. mineral rights, leases, subleases, licenses, concessions or other agreements (whether written or oral or now or hereafter in effect) which grant a possessory interest in and to, or the right to use, any portion of the Real Property and/or any portion of the Personal Property;

         2. rents, revenues, royalties, bonuses, delay rentals, issues, income, proceeds, profits, security and other types of deposits, and other benefits now or hereafter paid or payable for using, leasing, licensing, possessing, operating, residing in, mining or otherwise enjoying any portion of the Real Property or Personal Property or arising from the operation of any business of Borrower conducted on or with respect to the Real Property or Personal Property, including, without limitation, income from the rental or license of the use of rooms for lodging, meeting or banquet purposes;

         3. all furniture, furnishings, equipment, inventory and other goods and other items of tangible personal property, including, without limitation: all building and other materials; vehicles; machinery; engines; boilers, furnaces, oil burners, coolers, refrigeration plants, water and sewer treatment equipment, incinerators, appliances and equipment for generating, regulating or distributing air, water, heat, electricity, light and fuel for ventilating, cooling or sanitary purposes, for the exclusion of vermin or insects, or for the removal of dust, refuse or garbage; sprinkling and irrigation systems; alarm systems; reservation systems, telephone, communication, computer, surveillance and other electronic systems; audio-visual equipment; wall safes; cabinets, shelving, lockers, partitions, doors, vaults, elevators, awnings, window shades, venetian blinds, drapes, drapery rods, brackets, screens, floor tile, linoleum, carpets, art work, appliances, built-in furniture and bars, sofas, beds, lamps, tables, chairs and linens; walk-in refrigerator boxes, deep freeze cabinets, steam tables, dishwashers, bake ovens, set-up tables, kitchen ranges and any and all other kitchen equipment; and cleaning equipment;

         4. (i) deposits made by third parties (including tenants' security deposits and escrow deposits under contracts of sale); (ii) bank accounts pertaining to the Real Property and/or Personal Property, impound accounts for the payment of taxes, insurance and other expenses pertaining to the Real Property and funds deposited with Lender under the Documents; (iii) all of action, documents, insurance policies, loan commitments, accounts, chattel paper, contract rights, general intangibles and instruments, including those pertaining to the sale of any portion of the Real Property or Personal Property and related escrow and security agreements, which arise from or relate to the Real Property or the Personal

Property or any transaction with respect thereto or any business of Borrower conducted thereon or with respect thereto; (iv) tax refunds relating to the Real Property or Personal Property and all other refundable or reimbursable fees, deposits or other funds or evidences of credit or indebtedness pertaining to any portion of the Real Property or Personal Property or any business of Borrower conducted thereon or with respect thereto and now or hereafter deposited with any governmental authority or other person or entity, including, without limitation, tap fees, utility deposits, deposits on construction and materials contracts, commitment fees and development costs; (v) books and records, computer software, plans and specifications, shop drawings, bonds, construction contracts, architect/engineer agreements, utility (including, without limitation, cable television) contracts, option rights, management agreements, marketing agreements, franchise agreements, exchange affiliation agreements, equipment leases, maintenance contracts, service contracts and warranties which relate to the ownership, development, operation, construction, use, improvement, repair, sale or lease of the Real Property or Personal Property, or any business of Borrower conducted thereon or with respect thereto; (vi) trade names, trademarks, service marks, customer lists and copyrights used in connection with the Real Property or Personal Property or any business of Borrower conducted thereon or with respect thereto; (vii) all special rights and privileges of Borrower under any declaration of covenants, conditions and restrictions and/or other documents governing the Real Property which are not enjoyed by all other owners of portions of the Real Property; and (viii) permits (including, without limitation, building permits), licenses, franchises, certificates and other rights and privileges obtained in connection with development, ownership, construction, improvement, repair, use, operation, sale or lease of the Real Property or Personal Property or any business of Borrower conducted thereon or with respect thereto;

         5. (i) water stock and other rights now or hereafter associated with the Real Property or Personal Property, including, without limitation, all rights to water located on or adjacent to the Real Property, and (ii) rights to receive or install utility servicing, including, sewer, water, electricity, gas, cable television and telephone;

         6. all causes of action and claims of Borrower relating to any casualty to or taking of the Real Property or the Personal Property or any rights appurtenant thereto; and

         7. all cash and non-cash proceeds (including, without limitation, accounts, chattel paper, contracts rights, documents, instruments, general intangibles, investment property and equipment, inventory and other goods) from the Real Property or the Personal Property or any conversion of the Real Property or the Personal Property, including hazard and title insurance proceeds and awards and compensation for any taking (voluntary or involuntary, including the change of grade of streets, curb cuts and other rights of access) for any public or private purpose.

Nothing herein is intended to change the character of any item of real property described herein to personal property.

The property described in subsections 4, 5 and 6 above are referred to as the "Contracts, Licenses, Permits and Other Intangibles."

                                    EXHIBIT B

                                 PROMISSORY NOTE



U.S. $_____________                                    ________________, 199__



         FOR VALUE RECEIVED, the undersigned ________________________________, a _________________ corporation (the "Maker"), promises to pay to FINOVA
CAPITAL CORPORATION, a Delaware corporation ("Lender"), or order, at its offices at 7272 East Indian School Road, Suite 410, Scottsdale, Arizona 85253, or at such other place as the holder of this Note ("Holder") may from time to time designate in writing, in lawful money of the United States of America, the principal sum of_____________________________________________ DOLLARS
(U.S. $____________), together with interest on the unpaid principal balance from time to time outstanding from the date hereof until paid, as more fully provided for below. All payments hereunder shall be made in immediately available funds.

         This Note is executed pursuant to an Amended and Restated Credit Facility Agreement dated as of April 16, 1998, between Bluegreen Corporation, a Massachusetts corporation [Maker], and Lender (together with any and all extensions, renewals, modifications and restatements thereof, "Credit Facility Agreement") and evidences a Loan (as defined in and made pursuant to the Credit Facility Agreement). Capitalized terms used but not defined herein shall have the meaning given to them in the Credit Facility Agreement.

         This Note is secured by, among other things, a [Deed of Trust] [Mortgage] (With Security Agreement and Assignment of Leases, Rents, Sales Documents, Sales Proceeds and Developer's Rights) encumbering real and personal property owned by Maker and located in ___________________ County, _________ ("Mortgage"). [This Note is further secured by those vendor liens retained in those certain deeds from ______________________________________ to Maker.]

         Except as otherwise provided herein, interest ("Basic Interest") shall accrue at a variable interest rate per annum equal to the Base Rate (as hereinafter defined) on the date of this Note plus one hundred fifty (150) basis points ("Basic Interest Rate"), which rate shall be adjusted on each Interest Rate Change Date (as defined below). The term "Base Rate" as used herein shall mean the per annum rate of interest publicly announced, from time to time, by Citibank, N.A., New York, New York ("Citibank"), as the base (or equivalent) rate of interest charged by Citibank to its largest and most creditworthy commercial borrowers notwithstanding the fact that some borrowers of Citibank may borrow from Citibank at rates less than the announced base rate, or if Citibank ceases to publish its base rate, then such other rate published by a comparable money-center bank as Holder shall deem comparable in its sole and absolute discretion. "Interest Rate Change Date" shall mean the first business day of the publisher of the Base Rate during each calendar month following the date of this Note. Basic Interest shall be calculated on the basis of the actual number of days elapsed during the period for which interest is being charged predicated on a year consisting of three hundred sixty (360) days.

         As used in this Note, "Business Day" means a day other than a Saturday, a Sunday or a day on which banks in Phoenix, Arizona, are required to be closed.

         Payments of principal, interest and any other amounts due and payable hereunder shall, at the option of Holder, earn Basic Interest AFTER they are due at a rate ("Default Rate") equal to (a) the greater of (i) two hundred (200) basis points above the rate of Basic Interest otherwise payable hereunder or
(ii) eighteen percent (18%) per annum, or (b) the maximum contract rate permitted under the Applicable Usury Law, whichever of (a) or (b) is lesser. At the option of Holder, while an Event of Default (as that term is defined in the Credit Facility Agreement) exists, and in all events after an acceleration of the Note by Holder, Basic Interest shall accrue on the entire outstanding principal balance of this Note at the Default Rate.

         The contracted for rate of interest of the Loan evidenced hereby, without limitation, shall consist of the following: (i) the Basic Interest Rate, calculated and applied to the principal balance in accordance with the provisions of this Note; (ii) the Default Rate, calculated and applied to the principal balance of this Note in accordance with the provisions hereof; (iii) the late charge calculated and applied to an overdue payment in accordance with the provisions hereof; (iv) any prepayment premium payable pursuant to the Credit Facility Agreement in connection with the Loan evidenced by this Note;
(v) the Credit Facility Modification Fee Installment Payment (as defined in the Credit Facility Agreement) in connection with the Loan evidenced by this Note; and (vi) all Additional Sums (as hereinafter defined), if any. Maker agrees to pay an effective contracted for rate of interest which is the sum of the above-referenced elements but in no event to exceed the maximum contract rate permitted under the Applicable Usury Law (as defined below). All fees, charges, goods, things in action or any other sums or things of value [other than amounts described in (i), (ii), (iii), (iv) and (v) hereof], pursuant to this Note, the Credit Facility Agreement, the other Credit Facility Documents or any other documents or instruments in any way pertaining to this lending transaction, or otherwise with respect to this lending transaction, that under any applicable law may be deemed to be interest with respect to this lending transaction, for the purpose of any applicable law that may limit the maximum amount of interest to be charged with respect to this lending transaction (the "Additional Sums"), shall be payable by Maker as, and shall be deemed to be, additional interest, and for such purposes only, the agreed upon and "contracted for rate of interest" of this lending transaction shall be deemed to be increased by the rate of interest resulting from the Additional Sums.

         On _____________, _____, and on the last Business Day of each succeeding month thereafter ("Installment Date") until the date _______________ (_____) months from the date of this Note ("Maturity Date") or the date all principal and interest on this Note are paid in full, whichever date first occurs, Maker will pay to Holder a payment of accrued and unpaid interest on the Note.

         Upon the Partial Release (as defined in the Mortgage) of a Release Parcel (as defined in the Mortgage), Maker will pay to Holder a principal payment in an amount equal to the Release Payment (as defined in the Mortgage) payable with respect to such Release Parcel.

         In addition to the principal payments required pursuant to the preceding paragraph, Maker will pay to Holder on _______________ the following principal payments: ________________.

         All payments under this Note shall be applied in accordance with the terms of the Documents. However, if an Event of Default exists, Holder may apply the proceeds of the security for this Note in such order and manner as Holder may determine.

         On the Due Date (as hereinafter defined), the entire unpaid principal balance of this Note, all accrued and unpaid Basic Interest, and all other charges or amounts owing in connection with the Loan evidenced hereby shall be due and payable in full. The Due Date shall mean the earlier of (i) the Maturity Date; (ii) the date of satisfaction of this Note through pre-payment by the Maker pursuant to the terms of the Credit Facility Agreement; or (iii) the date on which Lender or Holder accelerates payment of the this Note due to an Event of Default by Maker.

         If any installment of principal, interest or any other payment required to be made in connection with this Note is not paid when due and, except in the case of the final installment for which no grace period is allowed, such breach continues for five (5) Business Days, or upon the occurrence of any other Event of Default, Holder may at its option, without notice or demand of any type whatsoever (including, without limitation, notice of intention to accelerate), declare immediately due and payable the entire unpaid principal balance hereof, all accrued and unpaid Basic Interest thereon, any prepayment premium required under the Credit Facility Agreement in connection with the Loan evidenced by this Note, and all other obligations owing in connection with the Credit Facility advance evidenced hereby.

         In the event that any monthly installment of principal and interest shall not be paid within ten (10) Business Days of the date when due, a "late charge" of two percent (2.0%) of the late payment may be charged by the Holder for the purposes of defraying the expense incident to handling such delinquent payments. Such late charge represents the reasonable estimate of Maker and Lender of a fair average compensation for the loss which may be sustained by Lender due to the failure of the Maker to make timely payments. All late charges shall be due and payable monthly on the same dates provided herein for the payment of installments.

         Except as expressly provided in the Credit Facility Agreement, prepayment of this Note will NOT be permitted in whole or in part.

         Holder shall not by any act or omission be deemed to have waived any of its rights or remedies hereunder unless such waiver be in writing and signed by an authorized officer of Holder and then only to the extent specifically set forth therein; a waiver on one occasion shall not be construed as continuing or as a bar to or waiver of such right or remedy on any other occasion. All remedies conferred upon Holder by this Note, the Mortgage, or any other instrument or agreement related hereto shall be cumulative and none is exclusive, and such remedies may be exercised concurrently or consecutively at Holder's option.

         If Holder undertakes to collect this Note following an Event of Default, Maker will pay to Holder in addition to any indebtedness due and unpaid, all costs and expenses of collection, including, without limitation, attorneys' fees and expert witnesses' fees, whether or not legal proceedings shall be instituted. In the event Holder institutes legal proceedings to enforce this Note, the award of costs of collection, including attorneys' fees, shall be made by the court (and not by a jury).

         Maker, and every person or entity at any time liable for the payment of the indebtedness evidenced by this Note, hereby absolutely and unconditionally waive: presentment for payment, protest and demand; notice of dishonor, protest, demand and nonpayment of this Note; and each and every other notice of any kind except (including, without limitation, notice of intention to accelerate) for notices expressly provided in this Note or in any of the other documents securing payment of, or otherwise related to, this Note. Maker and every such person or entity further consent to renewals or extensions of the payment of any sums to be paid under this Note at any time and from time to time, without limit as to the number or aggregate period of such renewals or extensions, at the request of any other person or entity liable for them. Any such renewals or extensions may be made without notice to any person or entity liable for the payment of the indebtedness evidenced by this Note.

         This Note is given and accepted as evidence of indebtedness only and not in payment or satisfaction of any indebtedness or obligation.

         Time is of the essence with respect to all of Maker's obligations and agreements under this Note.

         This Note and all its provisions, conditions, promises and covenants shall be binding upon Maker, and its successors and assigns, provided nothing herein shall be deemed Holder's consent to any assignment restricted or prohibited by the terms of the Credit Facility Agreement or the Mortgage. If more than one person or entity has executed this Note as Maker, the obligations of such persons and entities shall be joint and several.

         If any one or more of the provisions contained in this Note shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; provided that where the provisions of any invalidating law may be waived, they are waived by Maker to the fullest extent possible.

         THIS NOTE AND THE RIGHTS, DUTIES AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ARIZONA AND TO THE EXTENT THEY PREEMPT THE LAWS OF SUCH STATE, THE LAWS OF THE UNITED STATES.

         EACH OF HOLDER (BY ITS ACCEPTANCE HEREOF) AND MAKER: (A) HEREBY IRREVOCABLY SUBMITS ITSELF TO THE PROCESS, JURISDICTION AND VENUE OF THE COURTS OF THE STATE OF ARIZONA, MARICOPA COUNTY, AND TO THE PROCESS, JURISDICTION, AND VENUE OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF ARIZONA, FOR THE PURPOSES OF SUIT, ACTION OR OTHER PROCEEDINGS ARISING OUT OF OR RELATING TO THIS NOTE OR THE SUBJECT MATTER HEREOF (EXCEPT AS MAY BE SPECIFICALLY PROVIDED TO THE CONTRARY IN THE DEED OF TRUST REFERRED TO BELOW), OR, IF HOLDER INITIATES SUCH ACTION, ANY COURT IN WHICH HOLDER SHALL INITIATE SUCH ACTION AND THE CHOICE OF SUCH VENUE SHALL IN ALL INSTANCES BE AT HOLDER'S ELECTION; AND (B) WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF

MOTION, DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. MAKER HEREBY WAIVES THE RIGHT TO COLLATERALLY ATTACK ANY JUDGMENT OR ACTION IN ANY OTHER FORUM.

         HOLDER (BY ACCEPTANCE HEREOF) AND MAKER ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER ANY OF THE CREDIT FACILITY DOCUMENTS WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES; AND HOLDER (BY ACCEPTANCE HEREOF); AND THEREFORE AGREE THAT ANY LAWSUIT ARISING OUT OF ANY SUCH CONTROVERSY SHALL BE TRIED BY A JUDGE SITTING WITHOUT A JURY, AND KNOWINGLY AND VOLUNTARILY WAIVE TRIAL BY JURY IN ANY SUCH PROCEEDING.

         MAKER HAS NO RIGHT TO EXTEND OR RENEW THIS NOTE OR THE INDEBTEDNESS EVIDENCED HEREBY.

         ALL OF THE PROVISIONS SET FORTH ABOVE ARE A MATERIAL INDUCEMENT FOR LENDER'S MAKING ADVANCES OF THE LOAN EVIDENCED HEREBY TO MAKER.

                                                          _____ MAKER's Initials

         It is the intent of the parties to comply with the applicable usury law ("Applicable Usury Law") chosen by Maker and Lender in the preceding paragraph, or any other usury law applicable. Accordingly, it is agreed that notwithstanding any provisions to the contrary in this Note, the Credit Facility Agreement, or in any of the documents securing payment hereof or otherwise relating hereto, in no event shall this Note or such documents require the payment or permit the collection of interest in excess of the maximum contract rate permitted by the Applicable Usury Law. If (a) any such excess of interest otherwise would be contracted for, charged or received from Maker or otherwise in connection with the Loan evidenced hereby, or (b) the maturity of the indebtedness evidenced by this Note is accelerated in whole or in part, or (c) all or part of the principal or interest of this Note shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received in connection with the Loan evidenced hereby, would exceed the maximum contract rate permitted by the Applicable Usury Law, then in any such event: (1) the provisions of this paragraph shall govern and control; (2) neither Maker nor any other person or entity now or hereafter liable for the payment hereof will be obligated to pay the amount of such interest to the extent that it is in excess of the maximum contract rate permitted by the Applicable Usury Law; (3) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount hereof or refunded to Maker, at the Holder's option; and (4) the effective rate of interest will be automatically reduced to the maximum amount of interest permitted by the Applicable Usury Law. It is further agreed, without limiting the generality of the foregoing, that to the extent permitted by the Applicable Usury Law: (x) all calculations of the rate of interest which are made for the purpose of determining whether such rate would exceed the maximum contract rate permitted by the Applicable Usury Law shall be made by amortizing, prorating, allocating and spreading during the period of the full stated term of the Credit Facility advance evidenced hereby, all interest at any time contracted for, charged or received from Maker or otherwise in connection with the Loan evidenced hereby; and (y) if the effective rate of interest on the Loan evidenced hereby should at any time exceed the maximum contract rate allowed under the Applicable Usury Law, such excess interest that would otherwise have been collected had there been no ceiling imposed by the Applicable Usury Law shall be paid to Holder from time to time, if and when the effective interest rate on the Loan evidenced hereby otherwise falls below the maximum amount permitted by the Applicable Usury Law, to the extent that interest paid to the date of calculation does not exceed the maximum contract rate permitted by the Applicable Usury Law, until the entire amount of interest which would have otherwise been collected had there been no ceiling imposed by the Applicable Usury Law has been paid in full. Maker further agrees that should the maximum contract rate permitted by the Applicable Usury Law be increased at any time hereafter because of a change in the law, then to the extent not prohibited by the Applicable Usury Law, such increases shall apply to all indebtedness evidenced hereby regardless of when incurred; but, again to the extent not prohibited by the Applicable Usury Law, should the maximum contract rate permitted by the Applicable Usury Law be decreased because of a change in the law, such decreases shall not apply to the indebtedness evidenced hereby regardless of when incurred.

         Maker warrants and represents that the Loan evidenced hereby is for business or investment purposes.

         The notice provisions of the Credit Facility Agreement shall govern the delivery of any notice or other communication required or permitted hereunder.

         MAKER:                                                              , a
                                      ---------------------------------------
                                                        corporation
                                      ------------------

                                    By:
                                       -----------------------------------------
                                    Type/Print Name:
                                                    ----------------------------
                                    Title:
                                          --------------------------------------





STATE/COMMONWEALTH OF _______________                    )
                                                         ) ss.
County of ________________________                       )

         The foregoing instrument was acknowledged before me this _____ day of ____________, _____, by _____________________________________, the
________________________ of _________________________________________________, a
______________ corporation, for and on behalf of the corporation.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.




                                           -------------------------------------
                                           Notary Public

My commission expires:


----------------------

                                    EXHIBIT C

                          DESCRIPTION OF REAL PROPERTY

1. The real property is owned in fee simple by the Bluegreen Entity requesting a Loan to finance in whole or in part the acquisition and/or improvement of such real property. Such Bluegreen Entity is the developer of the real property.

2. Unless waived by Lender in its discretion in writing, the real property meets the requirements for inclusion as an additional Project (as defined in the PRFC Loan Agreement) under the PRFC Loan Documents, whether or not set forth in paragraph 4.2. (As of August 16, 1998, under the PRFC Loan Documents, an additional Project must be a vacation/residential community approved by Lender in its discretion.)

                                   EXHIBIT D-1

          REQUEST FOR ACQUISITION ADVANCE, CERTIFICATION AND AGREEMENT
                              (PARENT AS BORROWER)

         The undersigned ("Borrower") requests FINOVA CAPITAL CORPORATION, a Delaware corporation ("Lender"), to advance the sum of _____________________ ________________________________ ($_________) ("Acquisition Advance") upon receipt hereof, pursuant to the Amended and Restated Credit Facility Agreement between such parties dated as of April 16, 1998 (with any amendments, "Agreement").

         Except as otherwise defined herein or the context otherwise requires, all capitalized terms used herein have the meaning given to them in the Agreement.

         Borrower hereby represents and warrants to Lender that (i) the Advance Formula for the Real Property described in Exhibit A attached hereto is $___________________, computed as set forth in Schedule 1 attached hereto and by this reference incorporated herein; (ii) no material adverse change has occurred in the Collateral or in the business financial condition of Borrower or any Subsidiary which is a Borrower since ____________________, _____, the date of the last financial statements delivered to Lender by or on behalf of Borrower or any Subsidiary which is a Borrower; (iii) all representations and warranties contained in the Agreement are true and correct as of the date hereof; (iv) neither an Event of Default nor an Incipient Default exists; (v) the Agreement and the Documents required of it in connection with the Acquisition Advance do not violate the Applicable Usury Law; and (vi) Borrower has performed and complied with all agreements and conditions required by the Agreement to be performed and complied with prior to or at the date of the requested disbursement of the Acquisition Advance.

         DATED: ______________________, _____.

                  BORROWER:            BLUEGREEN CORPORATION, a Massachusetts

                                       corporation

                                       By:
                                           -------------------------------------
                                       Type/Print Name:
                                                       -------------------------
                                       Title:
                                             -----------------------------------

                                  SCHEDULE 1 TO
          REQUEST FOR ACQUISITION ADVANCE, CERTIFICATION AND AGREEMENT

                       COMPUTATION OF ADVANCE FORMULA AND
                             MAXIMUM ADVANCE AMOUNT

         The following are determined as of the date of the Request for Advance, Certification and Agreement, assuming all other currently requested but undisbursed Advances will be made:

1.       80% times the Acquisition Cost of the Real Property          $
                                                                       ---------

2.       if the requested Advance exceeds $2,000,000, 80%
         times the Appraised Value                                    $
                                                                       ---------

3.       Advance Formula (the lesser of 1 or 2; or 1 if the
         requested Advance does not exceed $2,000,000)                $
                                                                       ---------

4.       Unpaid Principal Balance of Credit Facility
         before Advance                                               $
                                                                       ---------

5.       Credit Facility Availability ($35,000,000 - 4)               $
                                                                       ---------

6.       Unpaid Principal Balance of PRFC Credit Facility             $
                                                                       ---------

7.       Unpaid Principal Balance of Lake Ridge Loan                  $
                                                                       ---------

8.       Overall Credit Facility Availability
         ($35,000,000 - 4 - 6-7)                                      $
                                                                       ---------

9.       Maximum Advance Amount (the least of 3, 5 or 8)              $
                                                                       ---------

                                   EXHIBIT D-2

          REQUEST FOR ACQUISITION ADVANCE, CERTIFICATION AND AGREEMENT
                            (SUBSIDIARY AS BORROWER)

         The undersigned ("Borrower") requests FINOVA CAPITAL CORPORATION, a Delaware corporation ("Lender"), to advance the sum of _____________________ ________________________________ ($_________) ("Acquisition Advance") upon receipt hereof, pursuant to the Amended and Restated Credit Facility Agreement between Bluegreen Corporation and Lender dated as of April 16, 1998 (with any amendments, "Agreement").

         Except as otherwise defined herein or the context otherwise requires, all capitalized terms used herein have the meaning given to them in the Agreement.

         Borrower hereby represents and warrants to Lender that (i) the Advance Formula for the Real Property described in Exhibit A attached hereto is $___________________, computed as set forth in Schedule 1 attached hereto and by this reference incorporated herein; (ii) no material adverse change has occurred in the Collateral or in the business financial condition of Parent, Borrower or any other Subsidiary which is a Borrower since ____________________, ____, the date of the last financial statements delivered to Lender by or on behalf of Parent or any Subsidiary which is a Borrower; (iii) neither an Event of Default nor an Incipient Default exists; and (vi) Parent has performed and complied with all agreements and conditions required by the Agreement to be performed and complied with prior to or at the date of the requested disbursement of the Acquisition Advance.

         DATED: ______________________, _____.

                  BORROWER:            ______________________________________, a

                                       ________________________________



                                       By:
                                          --------------------------------------
                                       Type/Print Name:
                                                       -------------------------
                                       Title:
                                             -----------------------------------

                                  SCHEDULE 1 TO

          REQUEST FOR ACQUISITION ADVANCE, CERTIFICATION AND AGREEMENT

                       COMPUTATION OF ADVANCE FORMULA AND
                             MAXIMUM ADVANCE AMOUNT

         The following are determined as of the date of the Request for Advance, Certification and Agreement, assuming all other currently requested but undisbursed Advances will be made:

1.       80% times the Acquisition Cost of the Real Property         $
                                                                      ----------

2.       If the requested Advance exceeds $2,000,000, 80%
         times the Appraised Value                                   $
                                                                      ----------

3.       Advance Formula (the lesser of 1 or 2; or 1 if the
         requested Advance does not exceed $2,000,000)               $
                                                                      ----------

4.       Unpaid Principal Balance of Credit Facility
         before Advance                                              $
                                                                      ----------

5.       Credit Facility Availability ($35,000,000 - 4)              $
                                                                      ----------

6.       Unpaid Principal Balance of PRFC Credit Facility            $
                                                                      ----------

7.       Unpaid Principal Balance of Lake Ridge Loan                 $
                                                                      ----------

8.       Overall Credit Facility Availability
         ($35,000,000 - 4 - 6-7)                                     $
                                                                      ----------

9.       Maximum Advance Amount (the least of 3, 5 or 8)             $
                                                                      ----------

                                   EXHIBIT E-1

                      OPINION MATTERS OF THE BORROWER'S AND
                      GUARANTOR'S GENERAL COUNSEL OPINIONS

         Lender will require legal opinions from the Borrower's and Guarantor's general counsel as to such matters as Lender deems appropriate. Without limiting the generality of the preceding sentence, opinions will be required as to due organization, good standing and structure of the Borrower, Guarantor and (if any) other sureties for the Performance of the Obligations who are not natural persons; due authorization, execution and delivery of the Documents executed by the Borrower, Guarantor and (if any) other sureties for the Performance of the Obligations who are not natural persons in connection with the Loan; enforceability of such Documents (including choice of law provisions); the absence of conflict between such Documents and Legal Requirements; non-materiality of pending and threatened litigation; compliance by the Borrower with applicable laws (other than compliance with local laws to which Borrower's and Guarantor's local counsel is opining).

                                   EXHIBIT E-2

             OPINION MATTERS OF THE BORROWER'S AND GUARANTOR'S LOCAL
                                COUNSEL OPINIONS

         Lender will require legal opinions as to such matters as Lender deems appropriate from counsel to the Borrower and Guarantor authorized to practice law in the state in which the Real Property which is the subject of the Loan is located. Without limiting the generality of the preceding sentence, opinions will be required as to enforceability of the Agreement and other Documents executed in connection with Loan (including choice of law provisions); compliance of the Loan with usury laws; the absence of conflict between such Documents and Legal Requirements; compliance by the Borrower with Legal Requirements; zoning of such Real Property; and compliance of the project governing documents and project consumer documents with applicable laws; and proper perfection of the required liens and security interests.

                                    EXHIBIT F

            ADDITIONAL DUE DILIGENCE ITEMS FOR EACH DEVELOPMENT LOAN

1. all grading permits, foundation permits, building permits, environmental permits, and other permits, licenses, approvals and certificates for the construction of the related Improvements;

2. a copy of all marketing contracts, development agreements and other agreements, as are necessary or desirable for the sale and development of the Real Property which is the subject of the Development Loan, otherwise expressly required with respect to the terms of this Agreement;

3. unless waived or deferred by Lender in writing, a flood and drainage study with respect to the Real Property which is the subject of the Loan and the related Improvements;

4. the Architect/Engineer Agreement for each Architect/Engineer for the related Improvements and such certificates as Lender may require from each Architect/Engineer for the related Improvements regarding the adequacy of the related Plans and Specifications and the related Construction Budget and such other matters as Lender may deem pertinent;

5. Plans and Specifications for the related Improvements complete in all respects (subject only to Lender's approval);

6. the Construction Budget for the related Work complete in all respects (subject only to Lender's approval);

7.       a detailed draw schedule for the Development Loan;

8. the Work Progress Schedule for the related Work complete in all respects (subject only to Lender's approval);

9. a list of all Contractors for the related Work with whom the Borrower under the Development Loan has contracted and all subcontractors and materialmen responsible for major portions of the such Work, all whom must be satisfactory to Lender;

10. guaranteed maximum price Construction Contracts necessary for Completion of the related Work between the Borrower under the Development Loan and Contractors and for all subcontractors and materialmen responsible for major portions of such Work; and such certificates as Lender may request from the Contractors for such Work regarding the adequacy of the related Construction Budget and such other matters as Lender may reasonably deem appropriate; all information as Lender may reasonably require regarding all Contractors for the related Work, and, if required by Lender, the subcontractors and materialmen responsible for major portions of such Work (which, among other things, may consist of financial statements for the last two years, federal employer tax identification numbers, a Dun & Bradstreet report, credit references and a Better Business Bureau report);

11. if required by Lender, a payment bond which complies with all Legal Requirements of the state where the Real Property is located and which is issued by a surety satisfactory to Lender and is for the construction of the related Improvements adequate to cause all persons providing labor, materials, equipment or services with respect thereto to look solely to such bond, rather than the Real Property which is the subject of the Development Loan and other Collateral, in the event of non-payment;

12. if required by Lender, a performance bond or bonds which complies/comply with all Legal Requirements of the state where the Real Property is located which is/are issued by a surety satisfactory to Lender, covering Construction Contracts for at least the major portions of the related Work and naming Lender as a co-obligee; and

13. the report of Lender's Inspector with respect to the Construction Budget, Plans and Specifications, Contracts, Work Progress Schedule, and other construction-related items which pertain to the related Work;

                                    EXHIBIT G

                      FINOVA CAPITAL CORPORATION ("LENDER")
                           STANDARD CONSTRUCTION LOAN
                            ADMINISTRATIVE PROCEDURES

I. With each Work-Related Advance Request a Borrower must complete, execute and deliver to Lender:

A. A Request for Work-Related Advance for all direct costs (Exhibit G-1 hereof for format and type of information required).

B.       Request for Advance - Indirect Costs (Exhibit G-2 hereof).

C.       Borrower's Affidavit for Advance (Exhibit G-3 hereof).

D.       Check Sheet Form (Exhibit G-4 hereof).

E. Waiver of Liens (Exhibit G-5 hereof or such form as is required by law) for previous application payments.

F. Change Order Approval Request (AIA Document G714) when applicable (Exhibit G-6 hereof).

G. Invoices supporting amounts shown in columns E and F of AIA Document G702 and G703.

H. Any surveys required pursuant to the Agreement and/or other Documents executed by the Borrower in connection with the Development Loan.

I. Such other items as Lender requests which are reasonably necessary to evaluate the request for the Work-Related Advance and the satisfaction of the conditions precedent thereto.

II.      The following events must take place prior to each Work-Related
         Advance:

A.       Contractor requests site inspection from Lender's Inspector.

B. Contractor provides Lender's Inspector with a copy of the Request for Work-Related Advance.

C. Lender's Inspector will perform a physical inspection to review the Work in place, including, without limitation, Work which has been financed from sources other than a Work-Related Advance, and make a certification and recommendation to Lender. Lender's Inspector forwards his report, certification and recommendation to Lender.

D. At Lender's option, Lender will request the applicable Title Insurer to review public records, advise Lender of same, and forward to Lender endorsement(s) as required pursuant to the Agreement and/or other Documents executed in connection with the Development Loan.

E. Lender will review the Work-Related Advance Request, input of Lender's Inspector and the title company's input. The Work-Related Advance Request must be appropriate, complete and in proper order. The order of the Work-Related Advance Request package will determine the processing time needed.

F. All other conditions of the Agreement and/or other Documents executed in connection with the Development Loan are satisfied.

                                   EXHIBIT G-1

                             AIA FORMS G702 AND G703

                                   EXHIBIT G-2

                       REQUEST FOR ADVANCE - INDIRECT COST



Borrower: ________________________________    Application No.: _______________

Project: _________________________________    Date: __________________________

                   Description of              Scheduled        Previous          This         Paid & Pay-        Balance
                    Indirect Cost                Value          Payments         Request      able to Date       To Finish

A                         B                        C                D               E               F                G
1         Perm. Lender's Commitment Fee
2         Interim Loan Fee
3         Real Estate Commissions
4         Architect's Fees
5         Surveyor's Fees
6         Attorney's Fees - Borrower
7         Title Insurance Premium
8         Recording Fees
9         Real Estate Taxes
10        Mortgage Recording Tax
11        State Stamps on Note
12        Hazard Insurance Premium
13        Performance Bond Premium
14        Progress Inspector Fee
15        Disbursement Agent's Fee
16        Appraisal Fees
17        Advertising and Promotion Exp.
18        Organizational Expense
19        Existing Prior Mtg. Liens
20        Existing Prior Other Liens
21        Land Purchase Cost
22        Cons. Cost Analyst Fee
23        Engineer's Fees
24        Allowance for Contingencies
25        Interest Reserve
26        Discount Fee
27        Legal Fees - Lender
28        Standby Commitment Fee
29        Credit Report Fee
30        Non-Refundable Loan Proc. Fee
31        Building Permits
32
33
34
35
36
37
38
39
40

          TOTAL

                                   EXHIBIT G-3

                  BORROWER'S AFFIDAVIT FOR WORK-RELATED ADVANCE

Borrower:          __________________________________________________

Date:              ________________, ______

Loan Name
and
Request No.:       ________; Request No. ______________

Period:            _________________ to ____________________

Amount:            _______________________________

       In connection with and in order to induce FINOVA Capital Corporation ("Lender") to make a Work-Related Advance in the amount requested above and with respect to the Development Loan identified above, Borrower hereby represents, warrants and stipulates as follows:

1. The work listed in this Development Loan Advance Request Package ("Request") has been completed in accordance with the Amended and Restated Credit Facility Agreement dated April 16, 1998, between the Bluegreen Corporation and Lender (with any amendments, "Agreement"); all obligations for work submitted and received on previous Borrower's Affidavit for Work-Related Advance submitted in connection with the Development Loan identified above have now been paid in full (except for retainage); the funds requested at this time shall be applied only to the obligations for work set forth in this Request; and all Insurance Policies (including without limitation, Builder's Risk and General Liability Coverage policies) as required by the Agreement are in full force and effect.

2. Attached hereto are the names of all architects, engineers, design professionals, contractors, subcontractors, suppliers and materialmen who have performed or who will be performing Work being financed in whole or in part under the Development Loan identified above and whose names have not been previously delivered to Lender in writing. Copies are attached hereto of contracts with all such architects, engineers, design professionals, contractors, subcontractors, suppliers and materialmen whose contracts are required to be, but have not yet been, delivered to Lender pursuant to the terms of the Agreement.

3. Attached hereto are any updates to the approved Plans and Specifications for the Work being financed in whole or in part under the Development Loan identified above.

4. The amounts and percentages set forth on the attached schedules, along with supporting documentation for each budgeted item and the Balance To Finish in accordance with AIA 702 and 703 forms submitted herewith are true and correct to the best of Borrower's knowledge.

5.       The following are included as part of this Request:

             Application and Certificate for Payment (AIA G702)
             Continuation Sheets (AIA G703)
             Request for Advance - Indirect Costs
             Check Sheet Form

6. No material adverse change has occurred in the Improvements being financed in whole or in part by the Development Loan identified above or, since __________________, _____, the date of the latest financial statements given by or on behalf of such person to Lender, in the financial condition or the business and operations of Borrower.

7. All representations and warranties of Borrower and any person other than Lender contained in the Agreement and the other Documents executed in connection with the Development Loan are true and correct as of the date hereof.

8.     Neither an Event of Default nor Incipient Default exists.

9. Borrower has performed and complied with all other agreements or conditions required by the Agreement and the other Documents executed in connection with the Development Loan to be performed or complied with prior to or at the date of the requested Advance.

10. Capitalized terms not otherwise defined herein shall have the meaning given to them in the Agreement.

BORROWER
                                         ---------------------------------------



                                         By:
                                            ------------------------------------
                                         Type/Print Name:
                                                         -----------------------
                                         Title:
                                               ---------------------------------

                                   EXHIBIT G-4

                                CHECK SHEET FORM

________________________________ CONSTRUCTION DRAW NO. ______________

1.     TOTAL COMPLETED & STORED TO DATE                  $_________________
       LESS RETAINAGE                                         $_________________
       TOTAL COMPLETED LESS RETAINAGE                         $_________________
       LESS PREVIOUS PAYMENTS                                 $_________________
       CURRENT PAYMENTS DUE                                   $_________________

2.     WORK COMPLETED THIS APP. (WORK IN PLACE)               $_________________
       WORK COMPLETED THIS APP. (STORED MATERIALS)            $_________________
       INCREASE IN RETAINAGE - CURRENT PERIOD            $_________________
       AMOUNT OF DISBURSEMENT                                 $_________________

3.     TOTAL OF BORROWER/
       GENERAL CONTRACTOR CHECKS                              $_________________

4.     PREVIOUS APPLICATIONS                                  $_________________
       PLUS WORK IN PLACE                                     $_________________
       PLUS STORED MATERIALS                                  $_________________
       TOTAL COMPLETED & STORED TO DATE (A)                   $_________________
       SCHEDULED VALUE (B)                                    $_________________
       PERCENTAGE COMPLETED (A) DIVIDED BY (B)           $_________________

       SCHEDULED VALUE                                        $_________________
       MINUS TOTAL COMPL. & STORED TO DATE                    $_________________
       BALANCE TO FINISH                                      $_________________

State/Commonwealth of ____________________

County of __________, to wit:

Subscribed and sworn to before me on
this _____ day of _____________, _____.

----------------------------------
Notary Public

My commission expires:

----------------------
(Notary Seal)

                                   EXHIBIT G-5

                                 WAIVER OF LIEN

                                   EXHIBIT G-6

                                  AIA FORM G714

                                    EXHIBIT I

                      CERTIFICATE AND AGREEMENT OF BORROWER
                     REGARDING CONSTRUCTION-RELATED MATTERS



       The undersigned ("Borrower"), in order (A) to induce FINOVA CAPITAL CORPORATION, a Delaware corporation ("Lender"), to make or commit to make a loan ("Development Loan") in a maximum principal amount not to exceed _______________ $________________ pursuant to the Amended and Restated Credit Facility Agreement between such parties dated as of April 16, 1998 (with any amendments, "Agreement") and (B) to satisfy certain conditions precedent to the initial Advance of the Subject Development Loan, hereby represents, warrants, covenants and agrees with Lender as follows:

       1. Except as otherwise defined herein or the context otherwise requires, all capitalized terms used herein have the meaning given to them in the Agreement.

         2. Borrower represents and warrants to Lender as follows with respect to the Subject Development Loan and related matters:

       (a) ADEQUACY OF PRINCIPAL WORK-RELATED ITEMS. The Principal Work-Related Items delivered to Lender for the related Work are adequate, and will continue at all times to be adequate, for Completion of the related Work. The Principal Work-Related Items delivered to Lender for the related Work in full force and effect at all times necessary to assure Completion of the related Work; no third party bound thereby is in default of its obligations thereunder or has threatened to terminate Borrower's rights thereunder; Borrower has paid all sums and performed all other obligations it has under them; and no third party bound thereby has any defense to the enforcement of Borrower's rights thereunder. Except as disclosed to Lender in writing, no moratorium or other legal impediment exists or, to the knowledge of Borrower, is threatened with respect to the issuance of any permit or approval necessary to use the related Improvements for the intended purposes upon Completion of the related Work.

       (b) ADEQUACY OF CONSTRUCTION BUDGET. Borrower will cause the related Construction Budget to accurately and completely set forth the types and estimated maximum amounts of all costs which must be incurred for Completion of the related Work to occur.

       (c) ADEQUACY OF STREETS AND UTILITIES. All streets, easements, and utilities (including potable water, storm and sanitary sewer, gas, electric, telephone and cable television facilities and garbage removal) necessary for the Completion of the related Work and use of the Real Property which is the subject of the Subject Development Loan for the purposes have been completed, paid for in full and are available at the boundaries of such Real Property; or they are being constructed as part of the related Improvements and upon Completion of the related Work, will be completed, paid for in full, located within the Real Property which is the subject of the Subject Development Loan, and adequate for the intended use of such Real Property. All water and sewer treatment plants and power generation facilities intended to serve the related Improvements have been constructed and are operational; and upon Completion of the related Work, will have adequate capacity and size to serve the intended use of the related Improvements.

       (d) STATUS OF WORK; BREAK IN PRIORITY. No work, equipment, materials or services of any kind that may give rise to any mechanics or similar statutory lien (whether for work performed prior to or after recordation of the related Mortgage) which will have priority over the lien of the related Mortgage, including, without limitation, the destruction or removal of existing related Improvements, site work, cleaning, curbing, draining or fencing of the Real Property which is the subject of the Subject Development Loan, has been or will be performed or commenced on the Real Property which is the subject of the Subject Development Loan prior to recordation of the related Mortgage. Lender may waive such condition in its discretion; and as a condition precedent to such waiver, such work, equipment, materials, services or work of any kind has been performed or provided with respect to the Real Property which is the subject of the Subject Development Loan that may give rise to any mechanics or similar statutory lien which will have priority to the lien of the related Mortgage (including, without limitation, the destruction or removal of existing Improvements, site work, clearing, grubbing, draining or fencing of the Real Property which is the subject of the Subject Development Loan), such work, equipment, materials and services must be fully disclosed in writing to Lender and the applicable Title Insurer prior to recordation of the related Mortgage, such work, equipment, materials and services must be satisfactory to Lender and Lender's Inspector, and the applicable Title Insurer must insure the priority of the related Mortgage over all such liens.

       3. Borrower covenants and agrees with Lender that Borrower will in connection with the related Work:

       (a) cause the progress of the Work to occur in substantial compliance with the related Work Progress Schedule, subject to Force Majeure Events, all in accordance with the related Plans and Specifications, related Construction Contract(s), Legal Requirements, the Documents, sound construction engineering and architectural principles and commonly accepted safety standards, lien free and free from defective materials and workmanship; and cause Completion of the Work to occur on or before _____________ ______________________________________ ("Required Completion
             Date").

       (b) (i) pay when due all costs, expenses and claims pertaining to the Work; (ii) deliver to Lender during the course of the Work in order to monitor and/or provide assurance that the Work is proceeding lien free in accordance with the related Plans and Specifications, the related Construction Contract(s), Legal Requirements, the Documents, sound construction, engineering and architectural principles and commonly accepted safety standards: bills of sale, conveyances and paid invoices pertaining to the Work; all waivers and releases of lien or claims on the Real Property which is the subject of the Subject Development Loan and/or the related Improvements in connection with the Work which Lender may determine to be necessary or may otherwise reasonably request for its protection; from persons acceptable to Lender, additional engineering or architectural studies and reports as Lender or Lender's Inspector may reasonably require in connection with the Work; and (iii) record all notices of commencement/completion and similar notices permitted by Legal Requirements which have the effect of shortening periods within which mechanics and similar liens may be filed;

       (c) allow Lender, Lender's Inspector and/or its agents and employees to inspect the Real Property which is the subject of the Subject Development Loan and the Work at all reasonable times, with the costs of such inspections to be borne by Borrower;

       (d) not enter into any related Architect/Engineer Agreement or related Construction Contract except upon terms and with such parties as Lender may approve in writing, such approval not to be unreasonably withheld;

       (e) deliver all related Principal Work-Related Items to Lender promptly after obtaining them (or at such earlier time as may be required pursuant to Article IV of the Agreement);

       (f) not amend any of the related Principal Work-Related Items except for change orders which (i) do not change the cost of Completion of the Work by more than Ten Thousand Dollars ($10,000) individually or Fifty Thousand Dollars ($50,000) in the aggregate beyond that shown in the related Construction Budget as originally approved by Lender, and (ii) do not affect the design, structural integrity or quality of the related Improvements;

       (g) perform all its obligations and preserve its rights under the related Principal Work- Related Items and secure the performance of the other parties to the related Principal Work-Related Items;

       (h) deliver to Lender: (i) promptly after the pouring of a street, material curbstone or material slab in close proximity to the property lines of adjacent real property or the completion of construction of a foundation for any building forming part of the related Improvements, a survey for the Real Property which is the subject of the Subject Development Loan certified to Lender and the Title Insurer by a licensed surveyor or engineer acceptable to Lender (A) showing such improvement and that the location thereof is entirely within the property lines of the Real Property which is the subject of the Subject Development Loan and does not encroach upon, breach, or violate any set back line easement or similar restriction and (B) meeting ALTA standards and other reasonable requirements of Lender and the applicable Title Insurer; promptly after substantial completion of the related Improvements, a survey certified to Lender and the applicable Title Insurer by a licensed surveyor or engineer acceptable to Lender, showing all Improvements "as built" and otherwise meeting the criteria of items (i)(A) and
             (i)(B) of this paragraph;

       (i) deliver to Lender: prior to each related Work-Related Advance, at Lender's option, an endorsement ("date down endorsement") issued by the applicable Title Insurer to the Title Policy insuring the related Mortgage insuring Lender against any loss by reason of defects in, mechanic's or similar statutory liens upon or unmarketability of the title to the Real Property which is the subject of the Subject Development Loan, as well as insuring that the related Mortgage, at the time of each related Work-Related Advance, constitutes a valid first lien upon such Real Property, subject only to the Permitted Encumbrances; promptly after the construction of the foundation for any building forming part of the related Improvements, an endorsement insuring that such foundation is located on the Real Property which is the subject of the Subject Development Loan within all side and set-back lines and does not encroach upon any easements, rights-of- way (public or private) or upon any adjoining landowner's property; and promptly after substantial completion of the related Improvements has occurred, an endorsement insuring that the related Improvements are located upon the Real Property which is the subject of the Subject Development Loan within all side and set-back lines and do not encroach upon any easements, rights-of-way (public or private) or upon any adjoining landowner's property; and upon Completion of the Work, a date down endorsement;

       (j) after obtaining knowledge or receiving notice thereof, correct or cause to be corrected (i) any material defect in the Work, (ii) any material departure in the completion of the Work from the related Plans and Specifications or the related Construction Contract(s) (unless expressly permitted in this Agreement or consented to in writing by Lender), any Legal Requirements, sound, construction, engineering or architectural principles or commonly accepted safety standards or (iii) any encroachment of any part of the related Improvements on any building line, easement line or restricted area, or any adjacent landowner's property;

       (k) promptly deliver to Lender any and all notices received by Borrower that it is not complying with Legal Requirements pertaining to the Work or that the Work is not being completed in accordance with the related Plans and Specifications, the related Construction Contract(s), sound construction, engineering and architectural principles and commonly accepted safety standards;

       (l) if at any time there exists or appears likely to exist any Uncovered Cost of the Work, Borrower will notify Lender within fifteen (15) Business Days (and in any event prior to the next Advance) after obtaining knowledge thereof; within the earlier of such fifteen (15) Business Day period or fifteen (15) Business Days after Lender's demand that it do so, Borrower will deliver to Lender the Required Completion Assurance Deposit; in the event of any dispute, the necessity for and amount of the Required Completion Assurance Deposit shall be determined by Lender; the Required Completion Assurance Deposit may be deposited in a non-interest-bearing account and need not be segregated from any of Lender's other funds, provided that Lender will disburse the Required Completion Assurance Deposit to pay and/or reimburse Borrower for the costs of the Work prior to any further disbursement of the Subject Development Loan for such purpose, but subject to the terms and conditions of this Agreement pertaining to the disbursement of Subject Development Loan Advances; and Lender is hereby granted a security interest in all Required Completion Assurance Deposits, together with interest accruing thereon, from time to time held by Lender;

       (m) cause all materials supplied for or intended to be utilized in the Completion of the Work, but previously not affixed to or incorporated into the Improvements, to be stored on the Real Property which is the subject of the Subject Development Loan with adequate safeguards, as reasonably required by Lender, to prevent loss, theft, damage or commingling with other materials; and

       (n) promptly after receipt by Borrower (but in no event later than the Required Completion Date), deliver to Lender copies of all marketing contracts, management contracts, service contracts, operating agreements, equipment leases and any and all other contracts, agreements, licenses and permits (including, without limitation, certificates of acceptance and occupancy related to the
             Work) as are necessary or desirable for the sale, operation and intended time-share use and use of the Real Property which is the subject of the Development Loan.

       DATED: ______________________, _____.

             BORROWER:               _______________________________________,

                                     a _____________________________ corporation

                                     By:
                                         --------------------------------------
                                     Type/Print Name:
                                                      -------------------------
                                     Title:
                                           ------------------------------------

ACCEPTED:

FINOVA CAPITAL CORPORATION

By:
   --------------------------------
Type/Print Name:
                -------------------
Title:
      -----------------------------

                                    EXHIBIT J

                            CERTIFICATE AND AGREEMENT
                         OF SUBSIDIARY BORROWER (BASIC)



       The undersigned ("Borrower"), in order (A) to induce FINOVA CAPITAL CORPORATION, a Delaware corporation ("Lender"), to make or commit to make a loan ("Subject Loan") in a maximum principal amount not to exceed $________________ pursuant to the Amended and Restated Credit Facility Agreement between such parties dated as of April 16, 1998 (with any amendments, "Agreement") and (B) to satisfy certain conditions precedent to the initial Advance of the Subject Loan, hereby represents, warrants, covenants and agrees with Lender as follows:

       1. Except as otherwise defined herein or the context otherwise requires, all capitalized terms used herein have the meaning given to them in the Agreement.

         2. Borrower represents, warrants and covenants to and for the benefit of Lender as follows:

         (a) INCORPORATION OF PROVISIONS OF AGREEMENT. Borrower agrees to be bound by all the terms and conditions of the Agreement applicable generally to Loans and Advances in connection with the Subject Loan, Borrower and the Documents, all of which are herein incorporated by this reference.

         (b) GOOD STANDING. Borrower is and will remain duly organized, validly existing and in good standing under the laws of the state of its organization; and is qualified to do business and in good standing in each jurisdiction in which the location or nature of its properties or its business makes such qualification necessary. Borrower has full authority to Perform its Obligations and to carry on its business and own its property.

         (c) POWER AND AUTHORITY; ENFORCEABILITY. Borrower has and will maintain full power and authority to grant the Security Interest in the Real Property which is the subject of the Subject Loan and the Personal Property related to such Real Property, to execute Subject Loan and to Perform its Obligations under such Documents. All action necessary and required by the Articles of Organization of Borrower and all applicable laws for the obtaining of the Advance and for the execution and delivery of the Documents required of it in connection with the Advance has been duly and effectively taken. The Documents are and shall be legal, valid, binding and enforceable against it and do not violate the Applicable Usury Law or constitute a default or result in the imposition of a lien under the terms or provisions of any agreement to which it is a party. No consent of any governmental agency or any other person not a party to the Agreement is or will be required as a condition to the execution, delivery or enforceability by or against it of the Documents required of it in connection with the Advance.

         (d) NO LITIGATION. There is no action, litigation or other proceeding pending or, to Borrower's knowledge, threatened before any arbitration tribunal, court, governmental agency or administrative body against Borrower, which might materially adversely affect the Performance of its Obligations, the business or financial condition of Borrower, or the ability of Borrower to Perform its Obligations. Borrower will promptly notify Lender if any action, litigation or proceeding is pending or threatened against it, which might materially, adversely affect the Collateral given under the Security Documents required of it in connection with the Subject Loan, the business or financial condition of Borrower, or the ability of Borrower to Perform its Obligations.

         (e) COMPLIANCE WITH LAWS. Borrower has complied, and will comply, with all applicable laws and regulations where the failure to do so might materially, adversely affect the Collateral, the business or financial condition of Borrower on the ability of Borrower to perform its Obligations.

         (f) RESTRICTIONS ON TRANSFERS, LIENS AND CHANGE OF CONTROL. Borrower is a wholly-owned subsidiary of Bluegreen Corporation, a Massachusetts corporation. Unless expressly permitted in the Agreement or in any of the Security Documents, Borrower without the prior written consent of Lender: (i) sell, convey, pledge, hypothecate, encumber or otherwise transfer any Collateral given under the Security Documents required of it in connection with the Subject Loan; (ii) permit or suffer to exist any liens, security interests or other encumbrances on any Collateral given under the Security Documents required of it in connection with the Subject Loan, except for Permitted Encumbrances and liens and security interests expressly granted to Lender; (iii) permit or suffer the sale, lease, transfer or disposal of all or substantially all of its assets to another entity; or (iv) permit or suffer to exist any transfer of ownership interests in or control of such entity.

         (g) NO MISREPRESENTATIONS. The Documents and all certificates, financial statements and written materials furnished to Lender by or on behalf of Borrower in connection with the Subject Loan do not and will not contain any untrue statement of a material fact or omit to state a fact which materially adversely affects or in the future may materially adversely affect the Collateral given under the Security Documents required of it in connection with the Subject Loan or the business or financial condition of Borrower.

         (h) RELIANCE. Lender's examination, inspection or receipt of information pertaining to the Collateral given under the Security Documents required of it in connection with the Subject Loan shall not in any way be deemed to reduce the full scope and protection of the warranties, representations and Obligations contained in the Documents required of it in connection with the Subject Loan.

         (i) RIGHT TO INSPECT. Borrower will permit Lender and its representatives at all reasonable times to inspect, audit and copy, as appropriate, the Collateral given under the Security Documents required of it in connection with the Subject Loan, and their respective records.

         (j) ADDITIONAL INFORMATION. Borrower will make available to Lender such further information as Lender may from time to time reasonably request.

         (k) SUBORDINATION OF INDEBTEDNESS. Borrower will cause any and all indebtedness owing by it to its shareholders, directors or officers, Parent, or the Affiliates of Borrower or the foregoing and all liens, security interests and other charges on the assets of Borrower, including, without limitation, the Collateral granted under the Security Documents required of it in connection with the Subject Loan, to be fully subordinated in all aspects to the Obligations of Borrower pursuant to written agreements satisfactory to Lender; PROVIDED, HOWEVER, that such subordination shall not extend to reasonable salaries and fees at normal and customary rates for services actually rendered or, if neither an Event of Default nor an Incipient Default is outstanding, to payments or distributions of any kind to Parent. Any such creditor shall execute a subordination agreement in form and substance satisfactory to Lender.

         (l) NO DEFAULT FOR THIRD PARTY OBLIGATIONS. Borrower is not in default under any other agreement evidencing, guaranteeing or securing borrowed money or a receivables purchase financing involving an obligation in excess of the Threshold Amount to make a payment of principal or interest or to repurchase receivables or any other material default by Borrower permitting the acceleration of the payment or repurchase obligations of Borrower, which payment or repurchase obligations entitled to be accelerated are in excess of the Threshold Amount in the aggregate. Borrower is not in violation of or in default under any material term in any other material agreement, instrument, order, decree or judgment of any court, arbitration or government authority to which it is a party or by which it is bound.

         (m) PAYMENT OF TAXES. Borrower has filed all tax returns, and Borrower has paid or will pay all taxes, assessments, levies and penalties, if any, required to be filed by it or paid by it to any governmental or quasi-governmental authority or subdivision, including real estate taxes and assessments relating to the Collateral granted under the Security Documents required of it in connection with the Subject Loan, unless and only to the extent the item shall be contested in good faith and by appropriate proceedings by Borrower, Borrower shall set aside and cause on its books adequate reserves with respect to the contested item and, in connection with any tax assessment, levy or penalty levied against the Collateral, Borrower shall comply with the terms of Security documents pertaining to such contest.

         (n) CREDIT FACILITY MODIFICATION FEE AND OTHER FEES AND EXPENSES. Borrower will pay to Lender the Credit Facility Modification Fee Installment Payment (if any) payable in connection with the initial Advance of the Subject Loan pursuant to the terms of the Agreement. Borrower will pay on demand any and all reasonable costs and expenses incurred by Lender in connection with the initiation, documentation and closing of the Subject Loan, the making of the Subject Loan, the protection of the Collateral granted by it under the Documents required of it in connection with the Subject Loan, or the enforcement of Borrower's Obligations under the Documents against Borrower, including, without limitation: all reasonable attorneys' (except as provided in the following sentence) and other professionals' fees and charges (including, without limitation, normal charges for photocopy, telecopy and computer services); the costs of credit reports and UCC, lien, litigation, judgment and bankruptcy searches, and revenue, documentary stamp and intangible taxes.

         (o) INDEMNIFICATION. Borrower will INDEMNIFY, PROTECT, HOLD HARMLESS, and defend Lender, its successors, assigns and shareholders (including corporate shareholders), and the directors, officers, employees, agents and servants of the foregoing, for, from and against, except to the extent arising from the indemnitee's gross negligence or willful misconduct, any and all losses, costs, expenses (including, without limitation, court costs and attorneys' fees), demands, claims, suits, proceedings (whether civil or criminal), orders, judgments, penalties, fines and other sanctions arising from or brought in connection with (a) any of the Collateral granted by it under the Documents required of it in connection with the Subject Loan, the terms of the Documents required of it in connection with the Subject Loan or the transactions related thereto, or any act or omission of Borrower or its employees or agents, whether actual or alleged, and (b) any and all brokers' commissions or finders' fees or other costs of similar type by any party, engaged by Borrower in connection with the Subject Loan. On written request by a person or other entity covered by the above agreement of indemnity, Borrower will undertake, at its own cost and expense, on behalf of such indemnitee, using counsel satisfactory to the indemnitee, the defense of any legal action or proceeding to which such person or entity shall be a party and for which such indemnitee is entitled to be indemnified pursuant to this paragraph. At Lender's option, Lender may at Borrower's expense prosecute or defend any action involving the priority, validity or enforceability of the Security Interests.

         (p) PERFECTION OF SECURITY INTERESTS. Borrower will execute or cause to be executed all documents, and do or cause to be done all acts, reasonably necessary for Lender to perfect and to continue the perfection of the Security Interest of Lender in the Collateral required of it or otherwise to effect the intent and purposes of the Documents required of it.

         (q) SURVIVAL AND ADDITIONAL REPRESENTATIONS. The representations, warranties and covenants contained in this Certification and Agreement are in addition to, and not in derogation of, the representations and warranties contained elsewhere in the Documents required of it in connection with the Subject Loan; and the representations and warranties contained herein and elsewhere in the Documents required of it in connection with the Subject Loan shall be deemed to be made and reaffirmed prior to the making of each Advance under the Subject Loan.

       DATED: ______________________, _____.

             BORROWER:               ________________________________________, a

                                     ________________________________



                                     By:
                                        ----------------------------------------
                                     Type/Print Name:
                                                     ---------------------------
                                     Title:
                                           -------------------------------------


ACCEPTED:

FINOVA CAPITAL CORPORATION

By:
   ----------------------------------------
Type/Print Name:
                ---------------------------
Title:
      -------------------------------------

                                    EXHIBIT K

                        STANDARD PROCEDURES PERTAINING TO
                         DEVELOPMENTAL MATTERS REQUESTS

       A. If a Borrower desires Lender to give its consent to or to take any other action concerning a matter affecting the zoning, platting, development or sale of or title to such Borrower's Real Property, then such Borrower will endeavor to deliver to Lender a written request ("Developmental Matters Request") at least fifteen (15) Business Days prior to the date such Borrower desires Lender to take such action.

       B. The Developmental Matters Request shall contain in reasonable detail the following: (1) a description of the action which the Borrower desires Lender to take; (2) the date by which the Borrower desires that Lender take the action and any special factors affecting the Borrower's desire that Lender take the requested action by such date (such as the desire to present an amended plat to a governmental entity on a scheduled hearing date and the length of time before another hearing date can be scheduled); (3) the reason that the Borrower desires the action to be taken by Lender, a description as to how the matter which is the subject of the request for Lender's action alters the plan required to be given by the Borrower to Lender pursuant to paragraph 4.2(b) of this Agreement regarding the use, development or sale of the subject Real Property; and (4) a description of any amendments or waivers required with respect to the Documents. At the same time, it delivers the Developmental Matters Request to Lender, the Borrower will also endeavor to deliver to Lender at least two (2) copies of all items as would be reasonably required by a reasonable and prudent lender in order to evaluate the request. The Borrower will in any event promptly deliver to Lender any information which Lender may reasonably request concerning the Developmental Matters Request.

       C. To the extent Lender's consent is requested to a plat, a plat amendment or covenants, conditions and restrictions affecting Real Property, such consent shall specifically state, in addition to such other matters as Lender may require, that nothing contained in the consent shall otherwise affect, alter, or modify in any manner whatsoever the terms of the Mortgage on the Real Property, that the lien of the Mortgage shall be prior to the lien for all assessments, and that execution of the consent by the Lender is not intended to and shall not diminish the obligation of the Borrower under the Mortgage, excuse the Borrower from any liability for failure to perform any such obligation, or impair any of the Lender's rights against the Borrower under the Mortgage.

         D. Notwithstanding the provisions of paragraph 8.5, a Developmental Matters Request and all items delivered to Lender in connection therewith shall be addressed to :

                   FINOVA CAPITAL CORPORATION
                   7272 East Indian School Road, Suite 410
                   Scottsdale, Arizona  85251
                   Attn: Lydia Moody-Minert
                   Telecopy No.: (602) 874-6445

         E. The provisions of paragraphs 6.15 and 8.14 of the Agreement shall be applicable to each Developmental Matters Request.

         F. The procedures set forth in this Exhibit shall not apply to a request for a Partial Release of a Release Parcel or to obtain Advances, the procedures for which are set forth elsewhere in this Agreement.






















                                       -2-